UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Outset Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Outset Medical

2023 Proxy Statement

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

.Outset

Outset

Notice of 2023 Annual Meeting of Stockholders

Dear Outset Stockholders:

You are invited to attend Outset Medical, Inc.’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

When	Where	Record Date
May 31, 2023 (Wednesday) At 1:30 p.m., Pacific Time	Via live audio webcast: www.virtualshareholdermeeting.com/OM2023	Close of business on April 4, 2023

At the Annual Meeting, stockholders will be asked to vote on the following matters:

Items of Business*		Board Recommendation
Proposal 1:	To elect the three (3) Class III directors named in this proxy statement to hold office until the 2026 annual meeting of stockholders	✓	FOR each nominee
Proposal 2:	To hold a non-binding advisory vote to approve the 2022 compensation of our named executive officers as disclosed in this proxy statement	✓	FOR
Proposal 3:	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023	✓	FOR

*We will also conduct any other business properly brought before the meeting.

Attending the Annual Meeting	Voting

Stockholders of record at the close of business on April 4, 2023 can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/OM2023.

See page 5 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Your vote is very important to us. Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly. For instructions on how to vote your shares, please refer to the instructions on the Internet Notice you received in the mail, the section entitled “Annual Meeting Information” beginning on page 1 of the accompanying proxy statement or, if you requested to receive printed copies of these materials, your enclosed proxy card.

By order of the Board of Directors,

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held

on May 31, 2023 at 1:30 p.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/OM2023

This Notice of 2023 Annual Meeting of Stockholders, the accompanying proxy statement and our 2022 annual report on Form 10-K are available on our website at https://investors.outsetmedical.com/financial-information/annual-reports, as well as at www.proxyvote.com.

/s/ John L. Brottem
John L. Brottem
General Counsel and Secretary

Outset Medical, Inc.
3052 Orchard Drive
San Jose, California 95134
April 13, 2023

Annual Meeting Information	1	EXECUTIVE COMPENSATION	30
Board and Corporate Governance Matters	8	Proposal Two: Advisory Vote on Named Executive Officer Compensation	30
Proposal One: Election of Directors	8	Compensation Discussion and Analysis	31
Overview of Our Nominees and Continuing Directors	9	Compensation Committee Report	49
		2022 Summary Compensation Table	50
Board Structure and Composition	16	Grants of Plan-Based Awards in 2022	52
Director Independence	16	Outstanding Equity Awards at 2022 Year-End	53
Board Leadership Structure	16	Option Exercises and Stock Vested in 2022	54
Role of our Board in Risk Oversight	17	Additional Narrative Disclosure	55
Meetings of our Board	19	Compensation Risk Assessment	57
Committees of our Board	19	CEO Pay Ratio	57
Committee Composition and Meetings	19	Pay Versus Performance	58
Audit Committee	20	Equity Plan Information	64
Compensation Committee	20	Equity Compensation Plan Information	64
Compensation Committee Interlocks and Insider Participation	21	Stock Ownership	65
		Security Ownership of Certain Beneficial Owners and Management	65
Nominating and Corporate Governance Committee	21
		Delinquent Section 16(a) Reports	67
Director Nomination Process	23	Audit Matters	68
Stockholder Engagement	24	Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	68
Code of Ethics and Business Conduct	25
Corporate Governance Guidelines	25
Stock Ownership Guidelines	26	Report of the Audit Committee	69
Anti-Hedging and Anti-Pledging Policy	26	Additional Information	70
Stockholder Communications with our Board	26	Other Matters	70
Certain Relationships and Related Person Transactions	26	Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders	70

Director Compensation	28	Availability of Annual Report on Form 10-K	70
Non-Employee Director Compensation Policy	28	APPENDIX A – NON-GAAP RECONCILIATIONS	A-1
2022 Director Compensation Table	29

Proxy Statement

For the 2023 Annual Meeting of Stockholders

To be held on May 31, 2023

Annual Meeting Information

Our Board of Directors (“Board”) is soliciting your proxy for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Outset Medical, Inc. (“Outset,” the “Company,” “we,” “us” or “our”) and at any adjournment, continuation or postponement of the meeting for the purposes described in this proxy statement and the accompanying Notice of 2023 Annual Meeting of Stockholders. The Annual Meeting will take place on May 31, 2023 at 1:30 p.m. Pacific Time in a virtual format via live audio webcast. If you held shares of our common stock as of the close of business on the record date, April 4, 2023, you are invited to attend the meeting at www.virtualshareholdermeeting.com/OM2023 and vote on the proposals described in this proxy statement. On or about April 13, 2023, we will be mailing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders. The Internet Notice will include instructions on how to access the proxy materials over the Internet, including our proxy statement, Notice of 2023 Annual Meeting of Stockholders, proxy card and our 2022 annual report on Form 10-K (the “2022 annual report”). The Internet Notice will also describe how to vote online and, if desired, how to receive a printed set of proxy materials.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Internet Notice to our stockholders as of the record date, beginning on or about April 13, 2023. The Internet Notice will instruct you as to how you may access and review the proxy materials on the Internet and, if desired, how to request a printed set of proxy materials. In addition, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to conserve natural resources and reduce our costs of printing and delivering proxy materials, while providing a convenient method for stockholders to access the materials and vote.

We provided some of our stockholders with a printed set of proxy materials instead of the Internet Notice if they previously requested to receive paper copies. If you received a printed set of proxy materials, we encourage you to consider helping us reduce the environmental impact of delivering printed materials by signing up to receive all of your future proxy materials electronically.

Who can vote?

If you were a stockholder of record as of the close of business on April 4, 2023 (the “record date”), you are entitled to vote your shares at the Annual Meeting. As of the record date, 49,215,704 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting.

2023 Proxy Statement	1

What am I voting on?

You are being asked to vote on three proposals:

•
Proposal One: To elect the three (3) Class III directors named in this proxy statement to hold office until the 2026 annual meeting of stockholders;
•
Proposal Two: To hold a non-binding advisory vote to approve the 2022 compensation of our named executive officers as disclosed in this proxy statement (the “say-on-pay vote”); and
•
Proposal Three: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023.

How does Outset’s Board recommend that I vote on each proposal?

Our Board recommends that our stockholders vote as follows:

Proposal		Board Recommendation
Proposal One:	Election of Directors	“FOR” the election of each of the three (3) Class III directors named in this proxy statement to hold office until the 2026 annual meeting of stockholders
Proposal Two:	Say-on-Pay Vote	“FOR” the approval, on a non-binding advisory basis, of the 2022 compensation of our named executive officers as disclosed in this proxy statement
Proposal Three:	Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023

What if another matter is properly brought before the meeting?

Our Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting in advance of the Annual Meeting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee (a “broker”). You may also vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in as a “stockholder” with your 16-digit control number at www.virtualshareholdermeeting.com/OM2023. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described below.

2023 Proxy Statement	2

•
Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with Outset’s transfer agent, American Stock Transfer & Trust Company, then you are a “stockholder of record.” As a stockholder of record, you may vote by proxy in advance of the Annual Meeting in three ways:

Vote by Internet

Go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Internet Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 30, 2023 to be counted.

Vote by telephone

Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Internet Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 30, 2023 to be counted.

Vote by mail

If you received printed copies of the proxy materials, complete, sign and date the enclosed proxy card, and return it promptly in the envelope provided. If your signed proxy card is received by 11:59 p.m. Eastern Time on May 30, 2023, we will vote your shares as you direct.

•
Beneficial Owner: Shares Registered in the Name of Broker

If, on the record date, your shares were held not in your name, but in an account with a broker as custodian on your behalf, then you are considered the “beneficial owner” of shares held in “street name.” The Internet Notice or proxy materials, as applicable, are being forwarded to you by that broker who is considered the stockholder of record of those shares for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares by following the instructions for voting set forth on that organization’s voting instruction card.

What is the effect of giving a proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

Proxies are solicited by and on behalf of our Board, and Leslie Trigg (our President and Chief Executive Officer (“CEO”)) and John Brottem (our General Counsel and Secretary) have been designated as proxy holders by our Board. If you properly grant your proxy, your shares will be voted as you instruct.

If you return a signed proxy card or otherwise vote without marking specific voting selections, your shares will be voted as the Board recommends: “For” the election of three (3) Class III directors (Proposal One); “For” the approval of named executive officer compensation (Proposal Two); “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023 (Proposal Three); and in accordance with the best judgment of your proxy holder for any other matters properly brought before the meeting, if any.

2023 Proxy Statement	3

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting in any of these ways:

•
Vote again over the Internet or by telephone as instructed above before 11:59 Eastern Time on May 30, 2023. Only your latest Internet or telephone vote is counted.
•
Submit a properly signed proxy card with a later date that is received no later than 11:59 Eastern Time on May 30, 2023. Only your latest dated proxy card will be counted.
•
Send a timely written notice that you are revoking your proxy to Outset’s Corporate Secretary at 3052 Orchard Drive, San Jose, California 95134.
•
Attend the virtual Annual Meeting and vote electronically during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke previously submitted voting instructions.

What are broker non-votes?

Brokers holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023 (Proposal Three). The election of directors (Proposal One) and the say-on-pay vote (Proposal Two) are non-routine matters.

A broker non-vote occurs when a broker does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker exercises discretionary voting authority on Proposal Three, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, Proposal Two or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting online or represented by proxy. On the record date, there were 49,215,704 shares of our common stock outstanding and entitled to vote. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker non-votes are counted. If there is no quorum, the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the meeting to a later date.

2023 Proxy Statement	4

What vote is required for the approval of each proposal? What effect do “withhold” votes, abstentions and broker non-votes have on the proposals?

The following chart summarizes the proposals to be considered at the Annual Meeting, the vote required for approval of each proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of “Withhold” Votes or Abstentions	Effect of “Broker Non-Votes”
Proposal One: Election of Directors	For or Withhold on each nominee

Plurality of the votes cast. This means that the three nominees receiving the highest number of “For” votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected as Class III directors.

			“Withhold” votes have no effect; only “For” votes affect the outcome of the election.	Brokers do not have discretion to vote. Broker non-votes will have no effect; only “For” votes affect the outcome of the election.
Proposal Two: Say-on-Pay Vote	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers do not have discretion to vote. Broker non-votes will have no effect.
Proposal Three: Ratification of Appointment Independent Registered Public Accounting Firm	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers have discretion to vote. Therefore, we do not expect any broker non-votes.

Important Information About Our Virtual Annual Meeting:

•
Why is the Annual Meeting being held in a virtual format this year? Our Annual Meeting will again be held in a virtual meeting format via live audio webcast. We believe the virtual format enables our stockholders to safely and conveniently attend the Annual Meeting, while facilitating active and equal participation for all stockholders at no cost regardless of geographic location. We have designed our virtual format to help ensure that our stockholders who attend the Annual Meeting virtually will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
•
How can I attend the Annual Meeting online? To join the Annual Meeting online, visit www.virtualshareholdermeeting.com/OM2023 and log in as a stockholder with your 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•
When can I join the virtual Annual Meeting? The meeting will begin promptly at 1:30 p.m. Pacific Time on Wednesday, May 31, 2023. You may access the meeting platform beginning at 1:15 p.m. Pacific Time, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly.
•
Can I ask questions during the virtual Annual Meeting? Yes. If you are logged in as a stockholder at the virtual Annual Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Annual Meeting. Once you are logged in, type your question into the question box and click “submit.”

Subject to time constraints, we intend to answer questions pertinent to the Company and meeting matters submitted by stockholders during the Annual Meeting that comply with our rules of conduct for the Annual Meeting, which will be posted on the meeting website during the meeting as well as on the Investors section of our website prior to the meeting.

2023 Proxy Statement	5

•
How do I vote during the virtual Annual Meeting? You will have an opportunity to vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in as a stockholder with your 16-digit control number at www.virtualshareholdermeeting.com/OM2023. Whether or not you plan to join the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
•
What if I lost my 16-digit control number? If you do not have your 16-digit control number, you will still be able to log in to the virtual Annual Meeting as a guest. To join the meeting webcast, visit www.virtualshareholdermeeting.com/OM2023 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
•
What if I did not receive a 16-digit control number? If you are a beneficial owner of shares held in street name and did not receive a 16-digit control number on the Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a stockholder. Instructions should also be provided on the voting instruction form provided by your broker. Without first obtaining your 16-digit control number and logging in as a stockholder, you will still be able to attend the meeting by logging in as a guest, however, you will not be able to vote your shares or ask questions during the meeting.
•
What if I have technical difficulties? On the meeting day, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number posted on the Annual Meeting login page at www.virtualshareholdermeeting.com/OM2023. Technical support information will also be available on the Annual Meeting login page prior to the meeting day.
•
Will a list of stockholders be available for inspection prior to and during the meeting? Yes. A complete list of stockholders of record will be available for inspection by any stockholder for at least ten (10) days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3052 Orchard Drive, San Jose, California 95134. In addition, the list will be available for inspection online during the virtual Annual Meeting if you logged in as a stockholder with your 16-digit control number.
•
Will a recording of the meeting be available? Yes, following the Annual Meeting, a recording of the meeting will be available on www.virtualshareholdermeeting.com/OM2023 for one year following the meeting date.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person, by telephone or by other means of communication, including by mail or e-proxy. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Internet Notice?

If you receive more than one Internet Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Internet Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

2023 Proxy Statement	6

Why were my proxy materials included in the same envelope as other people at my address? How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver a single copy of the Internet Notice and, if applicable, our proxy materials to stockholders of record who share the same address, unless we have received contrary instructions from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you share an address with another stockholder and receive only a single copy of the Internet Notice or, if applicable, our proxy materials, but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc., by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department and an additional copy of the materials will be promptly delivered to you. Similarly, if you receive multiple copies of the Internet Notice or, if applicable, the proxy materials but would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. Beneficial owners should contact their broker to request information about householding procedures.

2023 Proxy Statement	7

Board and Corporate Governance Matters

Proposal One: Election of Directors

General

Our Board currently consists of eight directors and is divided into three classes of directors that serve staggered three-year terms, currently Class I, with a term expiring in 2024, Class II, with a term expiring in 2025 and Class III, with a term expiring in 2023. At the Annual Meeting, our stockholders will vote on the election of three Class III directors for an additional three-year term expiring at our 2026 annual meeting of stockholders. Each of our other current directors will continue to serve as a director until the expiration of his or her three-year term and the election and qualification of his or her successor.

The three directors currently serving on our Board in Class III, the class whose term of office expires in 2023, have each been nominated by our Board, upon the recommendation of our Nominating and Corporate Governance Committee, to stand for election at the Annual Meeting: Jim Hinrichs, Andrea L. Saia and Catherine Szyman. Each of these three nominees has consented to being named as a nominee in this proxy statement and has agreed to serve, if elected, until our 2026 annual meeting of stockholders and until the election and qualification of his successor.

For more information about each of the director nominees and continuing directors, including information regarding the experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of our Board, please refer to the section below entitled “Overview of Our Nominees and Continuing Directors.”

Vote Required:

Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. This means that the three nominees receiving the highest number of affirmative votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes and “Withhold” votes will have no effect on the outcome of this vote.

Board Recommendation:	OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE (3) CLASS III DIRECTOR NOMINEES NAMED ABOVE.

2023 Proxy Statement	8

Overview of Our Nominees and Continuing Directors

The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director:

								Current Committee Membership*
	Age	Position(s)	Director Since	Class	Current Term Expires	Expiration of Term for Which Nominated	Independent	AC	CC(1)	NCG
Director Nominees
Jim Hinrichs	55	Director	2020	III	2023	2026	Yes	Chair
Andrea L. Saia	65	Director	2021	III	2023	2026	Yes	X
Catherine Szyman	56	Director	2021	III	2023	2026	Yes		X
Continuing Directors
Karen Drexler	63	Director	2021	I	2024	—	Yes		Chair	X
Dale E. Jones	63	Director	2022	I	2024	—	Yes		X
Leslie Trigg	52	President, CEO and Chair of the Board	2014	I	2024	—	No
D. Keith Grossman	63	Lead Independent Director	2014	II	2025	—	Yes		X	X
Patrick T. Hackett	61	Director	2019	II	2025	—	Yes	X		Chair

* AC - Audit Committee; CC - Compensation Committee; NCG - Nominating and Corporate Governance Committee

(1)
In February 2023, upon the recommendation of our Nominating and Corporate Governance Committee, our Board approved transitioning the role of Compensation Committee Chair from Ms. Drexler to Mr. Jones, effective following the Annual Meeting. Ms. Drexler will remain a member of our Compensation Committee.

2023 Proxy Statement	9

Director Dashboard

Our director nominees and continuing directors (which we refer to as our “directors” in these charts) bring diverse viewpoints and perspectives to our boardroom and exhibit a balance of tenure, skills, experiences and backgrounds that we believe enhances the deliberation and decision-making processes of our Board and allows our Board to effectively fulfill its oversight function.

Our directors bring a balance of skills and experience, including those listed in the skills matrix on the following page. The matrix identifies the most prominent skills and core competencies of each director (reflected on an aggregate basis). Each director possesses numerous other skills and competencies not reflected in the matrix below, however, we believe that representing only the most prominent skills and core competencies of our Board provides a more meaningful presentation of the key contributions and value that our directors bring to their service on our Board and committees and to our stockholders.

Independence	Gender Diversity
1 7 of 8 directors are independent Independent Managementhe	4 of 8 directors are women(incl. our Chair) Women Men 4 4
Tenure	Age
2 1 5 3.5 yrs Average tenure of directors < 1 yr 1-4 yrs 5+ yrs	5 3 59.8 yrs Average age of directors < 60 years 60+ years

Board Diversity Matrix (as of April 13, 2023)*

Board Size:
Total number of directors: 8
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of directors based on gender identity:	4	4	—	—

Number of directors who identify in any of the categories below:
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	1	—	—

* Self-identified diversity statistics for our Board in the format required by Nasdaq Listing Rule 5605(f).

2023 Proxy Statement	10

Director Dashboard

Skills Matrix

Public Company Board Service
A deep understanding of the Board’s oversight responsibilities enhances transparency and accountability for management and the Board
Public Company CEO or CFO Experience
Critical to our Board’s understanding of the demands and challenges of managing a large public organization
Other Senior Leadership Role
Enhances our Board’s ability to oversee management’s performance, and understand organizations, processes and strategy
Healthcare / Medical Device Industries
Enables our Board to understand strengths and challenges specific to the healthcare and medical device industries in which we operate
Financial Literacy / Accounting
Crucial to our Board’s ability to advise on and oversee capital management, financial transactions, financial reporting and internal controls
FDA / Regulatory
Critical to enable effective oversight by our Board of our compliance with the complex regulations that apply to our business, including FDA
Sales & Marketing
Crucial to our Board’s understanding of how to effectively sell our products in existing markets and expand to new ones
Supply Chain / Manufacturing
Helps our Board effectively oversee our manufacturing operations and navigate any supply chain challenges
Human Capital Management
Enables effective oversight of culture development, succession planning and our ability to attract, retain and motivate key talent
M&A / Strategic Transactions
Essential to our Board’s ability to advise on and guide our strategic transactions and long-term growth
Risk Management
Critical to our Board’s ability to oversee, understand and help mitigate key risks to Outset
International Business
Important to our Board’s ability to advise on and help guide our long-term growth strategy
Environmental & Social
Helps us operate within a responsible, sustainable business model and create long-term value for our stockholders

2023 Proxy Statement	11

Director Nominees at the Annual Meeting – Class III Directors

Jim Hinrichs Director since: 2020 Age: 55 Committees: · Audit (Chair) Other Current Public Boards: · Orthofix Medical Inc. · Integer Holdings Corporation

BACKGROUND:

Jim Hinrichs has served on our Board since February 2020. Mr. Hinrichs has served as Co-Founder of Atmas Health, a healthcare partnership focused on acquiring healthcare assets, since September 2022. He has also served on the board of directors of Orthofix Medical Inc., a spinal care solutions company, since April 2014, and on the board of directors of Integer Holdings Corporation, a medical device manufacturing company, since February 2018. Mr. Hinrichs previously served as Chief Financial Officer of Cibus from May 2018 to July 2019 and Executive Vice President and Chief Financial Officer of Alere (acquired by Abbott Labs), a diagnostics company, from April 2015 to October 2017. Mr. Hinrichs previously held various positions at CareFusion (acquired by Becton Dickinson), a medical device company, serving as Chief Financial Officer from December 2010 to March 2015, Senior Vice President Global Customer Support from December 2009 to December 2010, and SVP Controller from January 2009 to December 2009. Before that, Mr. Hinrichs held various financial leadership positions at Cardinal Health and Merck & Co. Mr. Hinrichs served on the board of directors of Acutus Medical, Inc., a dynamic arrhythmia care company, from September 2019 to August 2022. Mr. Hinrichs holds a B.S. from Carnegie Mellon University and an M.S. from The Tepper School of Business, Carnegie Mellon University.

Key Qualifications:

We believe that Mr. Hinrichs is qualified to serve on our Board because of his corporate leadership and industry experience gained through chief financial officer and other executive roles at global healthcare and medical technology companies, his extensive experience in business development and strategic transactions, and his experience as a board member and investor in the medical technology industry. Mr. Hinrichs also brings to the Board significant expertise in financial operations, accounting, governance and general risk management matters gained through his career as a financial executive, and as an audit committee member of multiple other public companies.

Andrea L. Saia Director since: 2021 Age: 65 Committees: · Audit Other Current Public Boards: · Align Technology, Inc. · LivaNova PLC

BACKGROUND:

Andrea L. Saia has served on our Board since March 2021. Ms. Saia has served on the board of directors of Align Technology, Inc., a global medical technology company, since July 2013, and on the board of directors of LivaNova PLC, a global medical technology company, since July 2016. She previously served as the Global Head of Vision Care in the Alcon division of Novartis AG, a global healthcare company, from 2011 until her retirement in 2012. Prior to that role, she served as President and Chief Executive Officer of CibaVision, a subsidiary of Novartis, from 2008 to 2011, and prior to that, she held various positions at CibaVision since joining in 2002, including President of Europe, Middle East and Africa operations, President of the Global Lens Business and Global Head of Marketing. Ms. Saia was the Chief Marketing Officer for GCG Partners and also held senior management and marketing positions with global consumer products companies such as Procter & Gamble, Unilever and Revlon. Previously, Ms. Saia served on the board of directors of Coca-Cola Enterprises, Inc., the marketer, producer and distributor of Coca-Cola products in European markets from 2012 to 2016. Ms. Saia is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Signature Program and serves on the board of visitors for the Farmer School of Business at Miami University. Ms. Saia holds a B.S. from Miami University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Key Qualifications:

We believe that Ms. Saia is qualified to serve on our Board because of her significant global business experience, her corporate leadership, regulatory, industry and commercial experience gained through chief executive officer and other management roles, as well as her experience as a board member at companies in the healthcare, medical technology and consumer products industries. Ms. Saia also brings to the Board a background in building multinational brands with a consumer health focus and extensive knowledge in both the medical technology and consumer products spaces, which we believe align with our vision to create a differentiated experience in the home for dialysis patients.

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Catherine Szyman Director since: 2021 Age: 56 Committees: · Compensation Other Current Public Boards: · Inari Medical, Inc.

BACKGROUND:

Catherine Szyman has served on our Board since May 2021. Ms. Szyman has served as Corporate Vice President of Critical Care at Edwards Lifesciences Corporation, a global medical technology company, since January 2015, and on the board of directors of Inari Medical, Inc., a medical device company, since November 2019. She also currently serves on the board of directors of Endotronix, a private medical device company, on the board of directors of the American Heart Association of Orange County, and on the board of governors at Opus College of Business at the University of St. Thomas. Ms. Szyman worked at Medtronic plc from August 1991 to December 2014 in various leadership roles, including Senior Vice President and President of Global Diabetes, Senior Vice President of Corporate Strategy and Business Development, Vice President and General Manager for the endovascular business and Vice President of Finance for the vascular business. Ms. Szyman holds a B.A. from the University of St. Thomas and an M.B.A. from Harvard Business School.

Key Qualifications:

We believe that Ms. Szyman is qualified to serve on our Board because of her corporate leadership, regulatory and industry experience gained through executive and management roles at global medical technology companies, her experience in business development and strategic transactions, as well as her experience as a board member in the medical technology industry. We believe Ms. Szyman’s commercial growth acumen both in the critical care and consumer diabetes space aligns with our focus on transforming the dialysis experience for patients in both the acute and home setting.

Continuing Class I Directors – Term Expiring at the 2024 Annual Meeting

Karen Drexler

Director since: 2021

Age: 63

Committees:

· Compensation (Chair)

· Nominating & Corporate Governance

Other Current Public Boards:

· ResMed Inc.

· Tivic Health Systems, Inc.

· EBR Systems, Inc.

BACKGROUND:

Karen Drexler has served on our Board since January 2021. Ms. Drexler has served on the board of directors of ResMed Inc., a medical device company, since November 2017, on the board of directors of Tivic Health Systems, Inc., a bioelectronic medicine company, since August 2019, and on the board of directors of EBR Systems, Inc., a cardiac pacing company, since October 2021. She also currently serves on the boards of directors of two private companies: VIDA Health, a lung intelligence solutions and analytics company and Huma.AI, a healthcare artificial intelligence company. Ms. Drexler previously served as CEO of Sandstone Diagnostics, Inc., a private company developing instruments and consumables for point-of-care medical testing, from June 2016 until July 2020. From 2011 to 2017, she served as chair of the board of Hygieia, Inc., a private digital insulin therapy company. Ms. Drexler has also served on the board of directors of a number of private companies in the fields of diagnostics, medical devices, and digital health. Ms. Drexler was founder, president, and CEO of Amira Medical Inc., a private company focused on glucose monitoring technology, from 1996 until it was sold to Roche Holding AG in 2001. Prior to that, she held management roles at LifeScan, a medical device company, including leading its manufacturing function, and played a key role in its sale to Johnson & Johnson. Ms. Drexler is also a member of Women Corporate Directors, G100 Network and Stanford Women on Boards. Ms. Drexler holds a B.S. from Princeton University and an M.B.A from the Stanford University Graduate School of Business.

Key Qualifications:

We believe that Ms. Drexler is qualified to serve on our Board because of her corporate leadership and industry experience gained through chief executive officer and other management roles at medical device companies, as well as her experience as a board member at several companies in the medical device industry. Ms. Drexler also brings to the Board experience in business development and strategic transactions, a background in manufacturing operations, and a deep understanding of using data analytics coupled with a consumer-centric approach to create a better patient experience.

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Dale E. Jones Director since: 2022 Age: 63 Committees: · Compensation

BACKGROUND:

Dale E. Jones has served on our Board since April 2022. Mr. Jones has served as Chief Executive Officer of Magna Vista Partners, a global leadership consulting firm, since September 2022. He has also served as a senior advisor to Diversified Search Group, an executive search firm, since January 2022, where he previously served as President and Chief Executive Officer from January 2015 to December 2021 and as President from October 2013 to January 2015. Prior to that, Mr. Jones served as Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick & Struggles from 2009 to 2013. From 2007 to 2009, he served as Chief Executive Officer of PlayPumps International and as Executive Vice President of Revolution LLC, a venture capital firm that funded a philanthropic initiative to provide clean drinking water to Africa. Mr. Jones held several executive leadership positions at Heidrick & Struggles from 1999 to 2007. Mr. Jones has served on the board of directors of Chick-fil-A, Inc. a fast food restaurant chain, since January 2021. Previously, he served on the boards of directors of Northwestern Mutual, a financial services company, from 2007 to May 2022, of Kohl’s Corporation, an omnichannel retailer, from 2008 to 2016, and of Hughes Supply from 2003 to 2006 (prior to its acquisition by The Home Depot). Mr. Jones holds a B.A. from Morehouse College.

Key Qualifications:

We believe Mr. Jones is qualified to serve on our Board because of his extensive experience as a senior advisor to chief executives, other senior leaders and boards of directors around the globe on human capital issues including executive recruiting, retention, succession planning, talent management and corporate governance. Mr. Jones also brings to the Board broad-based knowledge in the areas of consumer products and executive compensation, decades of experience in building diverse and dynamic teams, as well as experience as a corporate board member.

Leslie Trigg Director since: 2014 President, CEO and Board Chair Age: 52 Other Current Public Boards: · Adaptive Biotechnologies Corporation · ARYA Sciences Acquisition Corp IV

BACKGROUND:

Leslie Trigg has served as our President and CEO and a member of our Board since November 2014 and as Chair of our Board since February 2022. Ms. Trigg joined the Company from Warburg Pincus, a private equity firm, where she was an Executive in Residence from March 2012 to March 2014. Prior to that, Ms. Trigg served in several roles at Lutonix (acquired by CR Bard), a medical device company, from January 2010 to February 2012, most recently as Executive Vice President, and as Chief Business Officer of AccessClosure (acquired by Cardinal Health), a medical device company, from September 2006 to June 2009. She also previously held positions with FoxHollow Technologies (acquired by ev3/Covidien), a manufacturer of devices to treat peripheral artery disease, Cytyc, a diagnostic and medical device company, Pro-Duct Health (acquired by Cytyc), a medical device company, and Guidant, a cardiovascular medical device company. Ms. Trigg has served on the board of directors of Adaptive Biotechnologies Corporation, a biotechnology company, since March 2021, and on the board of directors of ARYA Sciences Acquisition Corp IV, a special purpose acquisition company, since March 2021. Ms. Trigg also serves as the Chair of the board of directors of the Medical Device Manufacturers Association (MDMA). Ms. Trigg holds a B.S. degree from Northwestern University and an M.B.A. from The Haas School of Business, University of California, Berkeley.

Key Qualifications:

We believe that Ms. Trigg is qualified to serve on our Board because of her corporate leadership, regulatory, commercial and industry experience gained through chief executive officer and other management roles at medical technology companies, including global businesses, as well as her experience as a corporate board member in the healthcare sector and as Chair of the MDMA board. As President and CEO of Outset for over eight years, Ms. Trigg’s broad and deep knowledge of Outset, its day-to-day business operations and the competitive landscape provides valuable insights to our Board.

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Continuing Class II Directors – Term Expiring at the 2025 Annual Meeting

D. Keith Grossman Director since: 2014 Lead Independent Director Age: 63 Committees: · Compensation · Nominating & Corporate Governance Other Current Public Boards: · Nevro Corp. · Alcon Inc.

BACKGROUND:

D. Keith Grossman has served as our Lead Independent Director since February 2022 and served as Chairman of our Board from April 2014 to February 2022. Mr. Grossman has served as Chairman and Chief Executive Officer of Nevro Corp. (“Nevro”), a global medical device company, since March 2019. In January 2023, Nevro announced that Mr. Grossman will be retiring as the company’s Chief Executive Officer in 2023 following selection of his successor, but will remain in his role as Chairman of the board. Mr. Grossman has also served as Vice Chairman of Alcon Inc., an eye care products company, since April 2019. Previously, he was Chief Executive Officer and President of Thoratec, a medical device company, from September 2014 to December 2015 and from January 1996 to January 2006; Chief Executive Officer and President of Conceptus, a manufacturer and developer of medical devices, from December 2011 to June 2013; and Managing Director for TPG, a private equity firm, from September 2007 to December 2011. He also previously held positions with Eon Labs, a pharmaceutical company, SulzerMedica, a manufacturer of implantable medical devices, and American Hospital Supply/McGaw Labs, a medical supply company. Mr. Grossman served on the board of directors of ViewRay, a medical device company in the field of cancer therapy, from July 2018 to February 2021; Zeltiq (acquired by Allergan), a company that markets and licenses devices used for cryolipolysis procedures, from October 2013 to May 2017; Kyphon (acquired by Medtronic plc), a medical device company, from May 2007 to November 2007; Intuitive Surgical, a medical device company, from April 2003 to April 2010; and Tandem Diabetes Care, a medical device company, from April 2010 to January 2012. Mr. Grossman has also served on the board of directors of a number of private companies. Mr. Grossman holds a B.S. from Ohio State University and an M.B.A. from the George L. Graziadio School of Business and Management, Pepperdine University.

Key Qualifications:

We believe that Mr. Grossman is qualified to serve on our Board because of his corporate leadership, regulatory, commercial and industry experience gained through chief executive officer roles at medical technology companies, including his experience as Chairman and Chief Executive Officer of a global public company in the medical device field. Mr. Grossman also brings to the Board experience as a board member and investor at a range of private and public companies in the medical technology industry, as well as experience in business development and strategic transactions. We believe Mr. Grossman’s extensive experience leading medical device companies through commercial growth aligns with our commercial strategies in both the acute and home markets.

Patrick T. Hackett Director since: 2019 Age: 61 Committees: · Audit · Nominating & Corporate Governance (Chair)

BACKGROUND:

Patrick T. Hackett has served on our Board since May 2019. Mr. Hackett has served on the board of directors of Intelligent Medical Objects, a private healthcare software company, since January 2017. Previously, Mr. Hackett served as a Managing Director at Warburg Pincus, a private equity firm, from June 1990 to July 2017, where he focused on investments in the technology and healthcare services fields across the firm’s global territories, and he currently serves as a senior advisor to Warburg Pincus. He previously held positions with Cove Capital Associates, a private merchant banking partnership, Acadia Partners, a private equity firm, and Donaldson, Lufkin and Jenrette, an investment bank. Mr. Hackett has served on the board of directors of Stamford Health System, a nonprofit community hospital in Connecticut, since May 2016, including as its Chair from October 2020 to September 2022. He also served on the board of directors of Bridgepoint Education, a provider of post-secondary education services, from February 2008 to November 2017; Yodlee (acquired by Envestnet), a data aggregation and data analytics platform company, from January 2008 to October 2015; and Nuance Communications (acquired by Microsoft), a provider of voice and language software, from January 2009 to September 2014. Mr. Hackett has also served on the board of directors of a number of private companies. Mr. Hackett holds a B.A. from the University of Pennsylvania and a B.S. from The Wharton School, University of Pennsylvania.

Key Qualifications:

We believe that Mr. Hackett is qualified to serve on our Board because of his industry knowledge and significant experience in business development and strategic transactions gained as a corporate board member and investor in healthcare services companies. Through his global private equity role, Mr. Hackett’s extensive involvement in the investment and transaction evaluation processes requires a deep understanding of the financial and operational performance of companies across various industries and geographic territories that we believe provides valuable insight to our Board.

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Board Structure and Composition

Our Board currently consists of eight members and is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•
the Class III directors are Jim Hinrichs, Andrea L. Saia and Catherine Szyman, whose terms expire at the Annual Meeting;
•
the Class I directors are Karen Drexler, Dale E. Jones and Leslie Trigg, whose terms will expire at the 2024 annual meeting of stockholders; and
•
the Class II directors are D. Keith Grossman and Patrick T. Hackett, whose terms will expire at the 2025 annual meeting of stockholders.

Each director’s term continues until the end of his or her three-year term and the election and qualification of his or her successor, or, if sooner, his or her death, resignation or removal. Our amended and restated certificate of incorporation and bylaws authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that, with the exception of our CEO, Leslie Trigg, each member of our Board is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq stock market (“Nasdaq”). Ms. Trigg is not an independent director because she is an employee of the Company. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.” There are no family relationships among any of our executive officers or directors.

Board Leadership Structure

Our bylaws provide our Board with the flexibility to determine the appropriate leadership structure of our Board, including by combining or separating the positions of Chair of the Board and CEO and/or implementing a Lead Independent Director position.

In February 2022, our Board reviewed its leadership structure and, upon the recommendation of our Nominating and Corporate Governance Committee, determined that it would be in the best interests of the Company and our stockholders to combine the roles of Board Chair and CEO and establish a new Lead Independent Director position. Effective February 2022, the Board appointed Ms. Trigg, who has served as our CEO and a member of our Board since 2014, as Chair of the Board, and the Board’s independent directors appointed Mr. Grossman, who previously served as Chairman of the Board since 2014, to transition to the position of Lead Independent Director.

Given the dynamic and competitive environment in which the Company operates, our Board believes that our stockholders are best served by a Board Chair who has broad and deep knowledge of the Company’s day-to-day business operations and the competitive landscape, the ability to identify strategic issues and the vision to create sustainable long-term value for our stockholders. Based on these considerations, our Board has determined that, at this time, Ms. Trigg, our CEO, is best qualified to serve in the role of Board Chair. Our Board believes that Ms. Trigg’s combined role enables decisive leadership and effective execution of our strategic initiatives and business plans, helps ensure clear accountability for

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Company performance, enhances the Board’s ability to focus on the issues most critical to the Company’s success, creates a strong bridge between management and the Board by facilitating a regular flow of information, allows consistent communication and coordination throughout the Company and helps unify our stockholders, employees, customers and other stakeholders behind a consistent vision.

Our Board believes the Lead Independent Director position helps maintain an appropriate level of independent checks and balances, enables independent oversight of management and encourages objective oversight of management’s performance, reinforcing the independence of the Board as a whole and enhancing its overall effectiveness. In accordance with our bylaws and corporate governance guidelines, in the role of Lead Independent Director, Mr. Grossman (i) presides over Board meetings at which the Board Chair is not present, (ii) presides over executive sessions of the independent directors, (iii) serves as a liaison between the independent directors and the Board Chair, (iv) is authorized to call meetings of the independent directors, (v) leads the Board in discussions concerning our CEO’s performance and CEO succession, (vi) consults with the Board Chair regarding meeting agendas and meeting schedules for the Board, (vii) is available for consultation and direct communication if requested by major stockholders and (viii) performs such other duties as requested by the Board.

Our Board continues to believe this leadership structure strikes an appropriate balance between strong Company leadership through a combined Board Chair and CEO, and independent oversight through a Lead Independent Director position.

While our Board has concluded that its current leadership structure is appropriate for us at this time, our Nominating and Corporate Governance Committee is charged with periodically reviewing the Board’s leadership structure. With the committee’s support, our Board will continue to regularly evaluate its leadership structure and may exercise its discretion to make changes designed to ensure an appropriate and effective framework of governance and accountability, taking into consideration the needs of our business and the long-term interests of our stockholders.

Role of our Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and our Board actively overseeing management of our risks – both at the Board and committee level. The risk oversight process includes receiving regular reports from committees and management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, information technology (including cybersecurity and data privacy), finance, legal, regulatory, strategic and reputational risks. Our Board focuses on the overall risks affecting us, and each of its standing committees has been delegated responsibility for oversight of specific risks that fall within its areas of responsibility. For example:

•
Our Audit Committee is responsible for overseeing our major financial, legal and regulatory risk exposures, which spans a variety of areas including litigation, regulatory compliance, financial reporting and insurance, as well as data privacy, cybersecurity and other information technology risks. Our Audit Committee also oversees the steps management has taken to monitor and control such exposures, including guidelines and policies for assessing and managing risk and related compliance efforts.
•
Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board, including monitoring the effectiveness of our corporate governance guidelines and other policies such as our code of conduct and overseeing our environmental and sustainability efforts and progress and associated risks.
•
Our Compensation Committee regularly assesses risks arising from our compensation plans, policies and programs, including whether any such plans encourage excessive or inappropriate risk-taking.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board is regularly informed through committee reports about such risks.

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Environmental, Social and Governance Oversight and Highlights

Consistent with our commitment to patients and providers, we are committed to implementing and advancing various policies related to corporate responsibility, sustainability and environmental, social and governance (“ESG”) efforts.

At the Board level, our Nominating and Corporate Governance Committee, per its written charter, is responsible for overseeing our ESG efforts and the related risks, helping to ensure that we consistently execute on our ESG related priorities and initiatives, and providing regular updates to the full Board on related matters. To satisfy these oversight responsibilities, our Nominating and Corporate Governance Committee receives regular updates from management on progress and strategy. Relevant topics that have been discussed by our Nominating and Corporate Governance Committee and/or our Board include general corporate governance, environmental, health and safety matters, product quality and safety matters, environmental sustainability, access to care and health equity, and our diversity, equity and inclusion strategy.

As we continue to grow, we are committed to sharing information related to our corporate responsibility and ESG programs, priorities, goals and performance. In 2021, we published our inaugural ESG Report, which we supplemented in September 2022 (as supplemented, our “ESG Report”). Our ESG Report is available on our website at https://investors.outsetmedical.com/environmental-social-and-governance and includes more detailed information on our ESG programs and initiatives. We developed the report with the aim of aligning our disclosures with ESG information we believe is most useful to investors and other stakeholders. Our ESG Report addresses the Sustainability Accounting Standards Board (SASB) standards for the Medical Equipment and Supplies industry and is structured around relevant, industry-specific issues defined by SASB. Please note that nothing contained on or accessible through our website, including our ESG Report or sections thereof, shall be deemed incorporated by reference into this proxy statement.

We look forward to continued engagement with our stockholders on ESG topics.

Cybersecurity and Data Privacy Oversight and Highlights

We continue to invest in and mature our Data Privacy and Information Security programs. We have appointed a Director of Information Security who reports into our Chief Technology Officer to manage our Information Security program, and have appointed an Associate General Counsel who reports into our General Counsel to lead our Data Privacy program.

•
Oversight: Our Data Privacy and Information Security programs are subject to the oversight of the Company’s Audit Committee. As part of our Board engagement, the full Board receives written updates, generally on a quarterly basis, regarding our Data Privacy and Information Security programs. In addition, our Audit Committee and/or our full Board will receive updates about our Data Privacy and Information Security programs on at least an annual basis.
•
Data Privacy and Information Security Committee: We have established a Data Privacy and Information Security Committee comprised of leaders from key functions across the Company. This committee generally meets quarterly and is responsible for promoting a culture of awareness of and accountability for data privacy and information security; providing functional input and facilitating the development, articulation, implementation and operation of an effective information security, and data privacy program strategy; and data privacy and information security risk management.
•
Security Standards: We align our governance, risk management and compliance processes with National Institute of Standards and Technology (“NIST”) standards, FDA cybersecurity guidance, applicable Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) regulations, and industry practices, including the SOC2 framework, an auditing procedure designed to ensure that service providers securely manage data.
•
Technical Safeguards: On an annual basis, we engage a specialized third-party firm to conduct a cybersecurity maturity assessment and penetration test of our Tablo device, Tablo cloud, and office infrastructure. We continually perform managed vulnerability scans across core infrastructure and endpoints to identify potential vulnerabilities. Vulnerabilities are assessed and prioritized for remediation in accordance with defined policies and processes.

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•
Insurance: We maintain information security risk insurance coverage to mitigate potential losses in the event of a business disruption.
•
Continuous Improvement: In recognition of the evolving cybersecurity threat landscape, we aim to scale our investments in information security to continually improve the prevention, detection, containment, and mitigation of cybersecurity threats. We also continue to invest in our people by providing our workforce with cybersecurity and data privacy training, and we implement mechanisms designed to keep us compliant with the evolving data security and privacy laws that apply to our business.
•
Training: All Outset employees are assigned baseline HIPAA training and information security training as part of the new employee onboarding process and refresher training is assigned annually. For employees whose jobs require access to sensitive data, including protected health information (“PHI”), additional security training is required and tracked.

Meetings of our Board

Our Board held six (6) meetings during 2022. Each incumbent director attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he or she served, held during the portion of 2022 for which he or she was a director or committee member. We encourage our directors to attend our annual meetings of stockholders.

Committees of our Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees of our Board are described below and copies of the charter of each committee are available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Committee Composition and Meetings

The following table provides current membership and 2022 meeting information for each committee of our Board:

Name:	Audit Committee	Compensation Committee(1)	Nominating and Corporate Governance Committee
Karen Drexler		Chair	X
D. Keith Grossman		X	X
Patrick T. Hackett	X		Chair
Jim Hinrichs	Chair
Dale E. Jones		X
Andrea L. Saia	X
Catherine Szyman		X
Total meetings held in 2022	7	7	4

(1)
In February 2023, upon the recommendation of our Nominating and Corporate Governance Committee, our Board approved transitioning the role of Compensation Committee Chair from Ms. Drexler to Mr. Jones, effective following the Annual Meeting. Ms. Drexler will remain a member of our Compensation Committee.

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Audit Committee

Our Audit Committee currently consists of Patrick T. Hackett, Jim Hinrichs and Andrea L. Saia, with Mr. Hinrichs serving as the chairperson. Our Audit Committee met seven (7) times during 2022 and operates under a written charter.

The general purpose of our Audit Committee is to assist the Board in its oversight of our accounting and financial reporting processes and audits of its financial statements. Specific responsibilities of our Audit Committee include:

•
appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm, assessing the firm’s qualifications, independence and performance and, when appropriate, terminating our independent registered public accounting firm;
•
discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements, as well as related disclosures;
•
pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•
reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements, including our critical accounting policies;
•
reviewing our financial reporting processes and internal controls over financial reporting, as well as compliance with legal and regulatory requirements;
•
establishing and reviewing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal accounting controls or auditing matters, and reviewing any significant complaints received with management;
•
reviewing and approving any transaction between us and any related person (as defined by the Securities Act of 1933, as amended) in accordance with our related person transaction approval policy;
•
discussing policies with respect to risk assessment and risk management (including with respect to data privacy, cybersecurity and other information technology risks); and
•
such other matters that are specifically designated to the Audit Committee by our Board from time to time.

Our Board has determined that each member of our Audit Committee is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Nasdaq listing rules, and that each member is also financially literate. Our Board has also determined that Mr. Hinrichs is an “audit committee financial expert” as defined by the applicable SEC rules.

Compensation Committee

Our Compensation Committee currently consists of Karen Drexler, D. Keith Grossman, Dale E. Jones and Catherine Szyman, with Ms. Drexler serving as the chairperson. Following the Annual Meeting, our Compensation Committee will continue to consist of Karen Drexler, D. Keith Grossman, Dale E. Jones and Catherine Szyman, and the role of chairperson will transition to Mr. Jones. Our Compensation Committee met seven (7) times during 2022 and operates under a written charter.

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The general purpose of our Compensation Committee is to review, adopt or recommend and oversee our compensation plans, policies and programs. Specific responsibilities of our Compensation Committee include:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s compensation in light of those goals, and determining and approving our CEO’s compensation based on this evaluation;
•
reviewing, determining and approving the compensation of our other executive officers;
•
reviewing and administering our employee and management compensation and benefit plans and policies;
•
administering and approving grants of equity awards under our equity-based incentive plans;
•
reviewing and approving, for the CEO and other executive officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;
•
evaluating and recommending compensation for our non-employee directors; and
•
such other matters that are specifically designated to the Compensation Committee by our Board from time to time.

Our Board has determined that each member of our Compensation Committee is independent under applicable Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the directors who are currently or who were members of our Compensation Committee during 2022, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2022, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Karen Drexler, D. Keith Grossman and Patrick T. Hackett, with Mr. Hackett serving as the chairperson. Our Nominating and Corporate Governance Committee met four (4) times during 2022 and operates under a written charter.

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The general purpose of our Nominating and Corporate Governance Committee is to oversee matters related to board composition, director nominations and corporate governance. Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
identifying and evaluating candidates to serve as members of our Board;
•
making recommendations to our Board for selection of director nominees to stand for election or reelection at our annual stockholder meetings or to fill board vacancies;
•
considering and making recommendations to our Board regarding changes to the size, composition and leadership structure of our Board;
•
considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
•
instituting plans or programs for the continuing education of our Board and orientation of new directors;
•
establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our Board (including committees) and management;
•
developing and making recommendations to our Board regarding corporate governance guidelines and certain other policies such as our code of conduct, and monitoring compliance with such guidelines and policies;
•
overseeing our environmental, sustainability and governance efforts and progress; and
•
such other matters that are specifically designated to the Nominating and Corporate Governance Committee by our Board from time to time.

Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the applicable Nasdaq listing standards.

2023 Proxy Statement	22

Director Nomination Process

Selection and Nomination Process

Our Board is responsible for nominating members for election to our Board by our stockholders at our annual meetings of stockholders. Whenever a vacancy occurs on our Board, whether due to a newly created director position or the death, resignation, removal or retirement of an existing director, our Board is authorized to select a person to fill the vacancy to serve as a director until the annual meeting of stockholders at which the director’s term expires and until the election and qualification of his or her successor or, if sooner, his or her death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Criteria for Board Membership

Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending to our Board candidates to serve as members of our Board, in accordance with its charter and board-approved criteria as set forth in our corporate governance guidelines.

Our Nominating and Corporate Governance Committee believes that director candidates should meet certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In assessing and selecting candidates and incumbent directors for service on our Board, our Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the Company’s affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.

In conducting this assessment, our Nominating and Corporate Governance Committee considers diversity, age, skills and such other factors deemed appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. While we do not have a formal policy regarding diversity on our Board, our Board and Nominating and Corporate Governance Committee value the importance of nominating persons with different perspectives and experiences to enhance the deliberation and decision-making processes of our Board and diversity attributes such as race and gender are among the factors considered. In the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee is independent under applicable Nasdaq listing standards. In addition, to help ensure that it has access to a broad range of qualified, experienced and diverse candidates, our Nominating and Corporate Governance Committee may use the services of an independent search firm to help identify and assist in the evaluation of candidates. The committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board, and then selects a nominee for recommendation to our Board.

Our Board and Nominating and Corporate Governance Committee may modify the criteria used to assess director candidates and incumbent directors from time to time. Candidates for director nomination are reviewed in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of our stockholders, consistent with our commitment to maintaining a board of directors composed of members who can productively contribute to the Company’s success. Existing members of our Board will also be evaluated on the basis of any new criteria.

2023 Proxy Statement	23

Stockholder Recommendations and Nominations

Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described below under “Board and Corporate Governance Matters—Stockholder Communications with our Board.” Stockholder nominations must be made according to the procedures required under our bylaws and described in this proxy statement under the heading “Additional Information—Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures will be evaluated by our Nominating and Corporate Governance Committee in the same manner as other nominees.

Stockholder Engagement

Stockholder Outreach Program

We value an open dialogue with our stockholders and believe that regular communication with our stockholders is a critical part of enabling our long-term success. We engage with our stockholders though a proactive stockholder outreach program designed to solicit and address feedback on matters relevant to our business, including corporate governance, executive compensation and ESG issues. Our goal is to better understand the views and interests of our stockholders, as well as share our perspectives on these important topics. Our stockholder outreach program is supplemented by our year-round investor relations program that includes quarterly financial and operational updates, post-earnings communications, investor meetings and presentations at conferences, and general availability to respond to investor inquiries.

Our stockholder outreach program is led by management and overseen by our Board. Our Board believes that, in most circumstances, members of our senior management are best positioned to speak with our stockholders on behalf of the Company. However, our Board and its committees receive regular reports on our stockholder engagement activities and are provided with the opportunity to discuss and ask questions about stockholder feedback we receive.

In 2022, we initiated outreach to our largest institutional stockholders representing approximately 80% of shares outstanding to specifically request feedback on various topics, including board composition and other governance matters, executive compensation and ESG issues. Of the stockholders we contacted, approximately 90% responded, and we met with or received direct feedback from more than half of those contacted. In these conversations, our Company was represented by senior leaders with responsibility for our investor relations and legal functions, and investor comments were discussed with the Nominating and Corporate Governance Committee and summarized for the Board.

Certain 2022 Annual Meeting Vote Results and Our Response

We regularly review vote results from our most recent annual meeting of stockholders and incorporate related insights into our stockholder engagement program.

At our 2022 annual meeting, our stockholders expressed strong support for our executive compensation program, with 99% of stockholder votes cast in favor of our say-on-pay proposal. The feedback we received from investors in connection with our stockholder outreach reinforced the strong support our stockholders expressed with their 2022 say-on-pay vote. For further information on our 2022 say-on-pay vote, please see the section of this proxy statement entitled “Compensation Discussion and Analysis – Executive Summary – Stockholder Advisory Votes on NEO Compensation.”

2023 Proxy Statement	24

At our 2022 annual meeting, D. Keith Grossman, our Lead Independent Director, received 49.8% of votes cast “For” his re-election. Based on feedback we received from certain stockholders during our outreach efforts described above, we believe this was partially due to “overboarding” policies of certain institutional investors that set limits on the number of public company boards of directors on which a director nominee may serve, often with more stringent requirements for nominees that also serve as public company CEOs or executives. At the time of our 2022 annual meeting, Mr. Grossman served as Chairman and Chief Executive Officer of Nevro, while also serving on the boards of directors of two other public companies (Alcon Inc. and Outset), and this continues to be the case as of the date of this proxy statement. Subsequent to our stockholder outreach, Nevro announced that Mr. Grossman will be retiring as the company’s Chief Executive Officer in 2023 following the selection of his successor, but will remain in his role as Chairman of the company’s board of directors. Following his retirement as Nevro’s Chief Executive Officer, we believe his continued service on three public company boards (including Outset) will be considered satisfactory under the overboarding policies of our largest institutional stockholders, as well as proxy advisory firms.

Our Nominating and Corporate Governance Committee closely monitors and considers our directors’ outside commitments and recognizes that a director’s ability to fulfill his or her responsibilities can be impaired by excessive outside commitments. We have processes in our Corporate Governance Guidelines designed to ensure that the committee monitors these outside commitments, including service on other boards or committees, and considers whether any commitments may have an impact on a director’s ability to effectively fulfill his or her responsibilities to Outset.

In the case of Mr. Grossman, our Nominating and Corporate Governance Committee and our Board firmly believe that Mr. Grossman’s executive duties and other board memberships do not in any way impair his ability to effectively fulfill his responsibilities to Outset, and that his continued service as our Lead Independent Director, and as a member of the Compensation and Nominating and Corporate Governance Committees, remains in the best interests of Outset and its stockholders. Mr. Grossman is a highly engaged and committed member of our Board. Through his strong attendance record, active participation in Board and committee matters, and regular engagement with management, he has consistently demonstrated an ability to effectively balance outside commitments (including at Nevro and Alcon since early 2019) while devoting the necessary time, energy and attention to fulfill his duties to Outset. In addition, as a member of our Board since 2014, Mr. Grossman is our longest-tenured director, and his continuity of service and extensive knowledge of Outset remain critical to effectively balancing the fresh perspectives of our newer Board members. Furthermore, as discussed above, Mr. Grossman plans to retire as Nevro’s Chief Executive Officer later in 2023. For further information on Mr. Grossman’s qualifications and the value he brings to our Board, including through his extensive executive leadership and corporate board experience in the medical technology industry, please see his biography above in the section entitled “Board and Corporate Governance Matters – Overview of Our Nominees and Continuing Directors.”

In the discussions we had with investors as part of our stockholder outreach efforts described above, we sought feedback and took the opportunity to explain how our Board carefully monitors and considers our directors’ outside commitments, including our views on Mr. Grossman’s commitment and contributions to our Board.

Code of Ethics and Business Conduct

We have adopted a code of conduct applicable to our employees, officers and directors, including our principal executive, financial and accounting officers and all persons performing similar functions. A copy of our code of conduct is available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” We intend to post any required disclosures regarding an amendment to, or waiver from, a provision of our code of conduct on the same website. Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Corporate Governance Guidelines

We have adopted written corporate governance guidelines which provide the framework for our corporate governance, along with our amended and restated certificate of incorporation, bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a range of topics including, but not limited to, board composition, independence and selection of directors, board membership criteria, conduct of board meetings, board committee composition and functions, board leadership, board assessment, director compensation and succession planning. Our corporate governance guidelines are reviewed at least annually by our Nominating and Corporate

2023 Proxy Statement	25

Governance Committee and any proposed changes are recommended to our full Board for approval. A copy of our corporate governance guidelines is available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Stock Ownership Guidelines

Effective February 2, 2023, our Board adopted Stock Ownership Guidelines applicable to all of our executive officers designated as such for purposes of Section 16 of the Exchange Act (“covered executives”) and non-employee directors of our Board (“covered directors”). Pursuant to these guidelines, each covered executive and covered director is required to own shares of our common stock having an aggregate value of at least the following amount (as a multiple of the designated compensation):

Position	Stock Ownership Guidelines
Chief Executive Officer	3 times annual base salary
Other Covered Executives	1 times annual base salary
Covered Directors	3 times annual cash retainer for Board service(1)

(1)
Excludes additional retainers for services as Board Chair or Lead Independent Director, a committee chairperson or committee membership.

In addition to shares owned outright by the covered executive or covered director, shares held in trust, unvested time-based RSUs and deferred stock units count towards required ownership levels. Covered executives and covered directors are required to achieve the applicable ownership level within five years from February 2, 2023, the effective date of the guidelines, or the date the individual becomes a covered executive or covered director, whichever is later. Compliance with these Stock Ownership Guidelines will be measured as of the last business day of each fiscal year.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits our directors, executive officers and other employees from engaging in hedging transactions or other inherently speculative transactions with respect to Company securities, such as short sales or transactions in put or call options. Our directors, executive officers and other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Stockholder Communications with our Board

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Corporate Secretary, Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject matter. Communications that are deemed inappropriate (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Certain Relationships and Related Person Transactions

The following is a summary of the transactions since January 1, 2022 to which we have been a participant in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements which are under the sections of this proxy statement entitled “Director Compensation” and “Executive Compensation.”

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Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors against certain liabilities, costs and expenses to the fullest extent not prohibited by the Delaware General Corporation Law, and have purchased directors’ and officers’ liability insurance. Subject to very limited exceptions, our bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Person Transactions

Our Audit Committee has the primary responsibility for the review, approval and oversight of any “related person transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related person transaction policy under which our management is required to submit any related person transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available.

2023 Proxy Statement	27

Director Compensation

Non-Employee Director Compensation Policy

Our non-employee directors receive annual cash retainers and equity awards as compensation for Board and committee service in accordance with our non-employee director compensation policy (our “director compensation policy”). Our director compensation policy applies only to our non-employee directors; our employee directors receive no additional compensation for serving on our Board. Our Board originally adopted our director compensation policy in 2020 in connection with our initial public offering (“IPO”) after consultation with Aon Consulting, Inc., through its Aon Rewards Solution subdivision (“Aon”), an independent compensation consultant.

Our Compensation Committee periodically reviews our director compensation policy and recommends any adjustments to our Board for approval. In late 2021, the Compensation Committee engaged Aon to review our director compensation policy and prepare an updated benchmarking analysis relative to our 2022 peer group. In February 2022, the Compensation Committee reviewed the benchmarking report prepared by Aon and recommended that no changes be made to our then-current director compensation policy, other than to clarify that the cash retainer for the Chair of the Board would also apply to a Lead Independent Director, which modification was approved by the Board.

During 2022, each of our non-employee directors was entitled to compensation in accordance with the following director compensation policy:

•
Annual Cash Compensation: Each non-employee director is entitled to receive annual cash compensation in the amounts summarized in the table below. These amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service was performed, and are pro-rated for any partial months of service.

Position	Annual Cash Retainer
Board Member	$40,000
Chair of the Board or Lead Independent Director (additional)	$45,000
Committee Chairs:
Audit	$20,000
Compensation	$20,000
Nominating and Corporate Governance	$10,000
Committee Members:
Audit	$10,000
Compensation	$10,000
Nominating and Corporate Governance	$5,000

•
Equity Compensation:
o
Upon appointment to our Board, each non-employee director is entitled to receive a grant of restricted stock units valued at $262,500 as of the grant date, which will vest quarterly over three years, subject to such director’s continuous service on each applicable vesting date.
o
Each non-employee director continuing his or her service on our Board following the annual meeting of stockholders is entitled to receive a grant of restricted stock units valued at $150,000 as of the grant date, which will vest upon the earlier of the one-year anniversary of the grant date or the date of our next annual meeting of stockholders, subject to such director’s continuous service until such date.
o
Notwithstanding the vesting schedules described above, each non-employee director who remains in continuous service until a change in control (as defined in our 2020 Equity Incentive Plan) will become fully vested in all then-outstanding equity awards.

2023 Proxy Statement	28

•
Expense Reimbursement: Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

In February 2023, the Compensation Committee reviewed an updated benchmarking analysis prepared by Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consultant, based on our 2023 peer group, and recommended the following changes to our director compensation policy, which were approved by the Board: (i) an increase in the annual cash retainer for non-employee directors for Board service from $40,000 to $45,000, effective January 1, 2023, and (ii) an increase in the value of the annual restricted stock unit grant for non-employee directors from $150,000 to $160,000.

2022 Director Compensation Table

The following table summarizes, for 2022, certain information regarding the compensation of our non-employee directors. Ms. Trigg, our CEO, does not receive any separate compensation for her service on our Board. Please see “Executive Compensation—2022 Summary Compensation Table” for a summary of the compensation received by Ms. Trigg in 2022.

Name:	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)
Karen Drexler	65,000	149,984	—	214,984
D. Keith Grossman	100,000	149,984	—	249,984
Patrick T. Hackett	60,000	149,984	—	209,984
Jim Hinrichs	60,000	149,984	—	209,984
Dale E. Jones	34,583	412,465	—	447,048
Andrea L. Saia	50,000	149,984	—	199,984
Catherine Szyman	50,000	149,984	—	199,984

(1)
Cash amounts represent cash fees paid to each non-employee director during 2022 for his or her Board or committee service. Cash fees are paid quarterly in arrears.
(2)
Dollar amounts represent the aggregate grant date fair value of stock awards granted during 2022, computed in accordance with FASB ASC 718, Compensation—Stock Compensation (“ASC 718”) and the assumptions outlined in Note 8 of our financial statements included in our 2022 annual report.
(3)
The aggregate number of shares subject to stock awards outstanding as of December 31, 2022 for each of the non-employee directors was as follows: Ms. Drexler, 9,120; Mr. Grossman, 6,880; Mr. Hackett, 6,880; Mr. Hinrichs, 6,880; Mr. Jones, 12,177; Ms. Saia, 8,980; and Ms. Szyman, 9,753.
(4)
No options were granted to the non-employee directors in 2022. The aggregate number of shares subject to outstanding stock options held by each of the non-employee directors as of December 31, 2022 was as follows: Ms. Drexler, 0; Mr. Grossman, 284,502; Mr. Hackett, 37,974; Mr. Hinrichs, 94,936; Mr. Jones, 0; Ms. Saia, 0; and Ms. Szyman, 0.

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EXECUTIVE COMPENSATION

Proposal Two: Advisory Vote on Named Executive Officer Compensation

General

In accordance with Section 14A of the Exchange Act, we are requesting stockholder approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”) during 2022, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. Consistent with the preference of our stockholders expressed at the 2022 annual meeting of stockholders, the Board has determined that say-on-pay votes will be held annually.

As discussed in further detail in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, our executive compensation program is designed to achieve the following key objectives: attract, mobilize and retain the right talent; incentivize a collective focus on corporate goals; reward and recognize outstanding performance; and create long-term stockholder value.

Our Compensation Committee has created an executive compensation program that combines short-term and long-term components, cash and equity, as well as fixed, at-risk and variable compensation elements, in the proportions it believes achieve these guiding principles. For details on our executive compensation program, including our compensation philosophy and objectives and the 2022 compensation of our NEOs, we urge you to carefully read the CD&A section of this proxy statement, the 2022 Summary Compensation Table, as well as the other related tables and disclosure.

Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the 2022 Summary Compensation Table and the other related tables and disclosure.

Although this advisory vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of this say-on-pay vote when making future compensation decisions for our executive officers.

Vote Required:

Advisory approval of the 2022 compensation of our NEOs as described in this proxy statement requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Broker non-votes will have no effect on the outcome of this vote.

Board Recommendation:	Our Board unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the 2022 compensation of our NAMED EXECUTIVE OFFICERS as described in this proxy statement.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our 2022 executive compensation program, including a discussion of our executive compensation philosophies, objectives and practices, and a review of the compensation paid or awarded to our named executive officers (“NEOs”) during 2022.

Our NEOs consist of our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers as of December 31, 2022. For 2022, our NEOs were:

•
Leslie Trigg, our President, CEO and Board Chair;
•
Nabeel Ahmed, our CFO;
•
John Brottem, our General Counsel and Secretary;
•
Martin Vazquez, our Chief Operating Officer;(1) and
•
Steve Williamson, our Chief Commercial Officer.

Executive Summary

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. We believe the Tablo® Hemodialysis System, cleared by the U.S. Food and Drug Administration (“FDA”) for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. We designed Tablo from the ground up to be a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anywhere, anytime and by virtually anyone.

2022 Business Highlights

During 2022, we achieved the following:

•
We recorded net revenue of $115.4 million for the full year, representing an increase of 12.4% compared to $102.6 million for 2021;
•
We achieved gross margin for the full year of 15.5% (16.1% on a non-GAAP basis)(2), an increase of more than 800 basis points over 2021;
•
We increased the size of our Tablo year-end installed base by 54% year-over-year to approximately 4,000 systems, including 3,200 with acute- and sub-acute care providers, and more than doubled the number of units with home providers to nearly 800;
•
We entered into two senior secured credit facilities which collectively provide for borrowings of up $300 million, of which up to $200 million remains available for us to access under the terms of the facilities;
•
We introduced TabloCart, a non-medical accessory for the Tablo Hemodialysis System that provides added maneuverability and optional prefiltration storage;
•
We launched a new pilot clinical and administrative services program designed to help bridge our healthcare provider customers as they transition from using an outsourced inpatient dialysis provider to offering on-site inpatient dialysis services on their own; and

(1)
Mr. Vazquez retired from his role as the Company’s Chief Operating Officer effective April 3, 2023 to pursue personal opportunities, and has entered into a consulting arrangement with the Company to provide certain consulting services for a minimum of six months following his retirement.
(2)
Appendix A includes a reconciliation of gross margin as prepared and presented under accounting principles generally accepted in the United States (“GAAP”) to non-GAAP gross margin.

2023 Proxy Statement	31

•
We grew our team to 518 full-time employees and 210 full-time team members at our manufacturing facility in Tijuana, Mexico as of the end of 2022, compared to 444 full-time employees and 149 full-time team members at our Tijuana facility at the end of 2021.

In addition, following a shipment hold implemented during the second quarter of 2022 on the distribution of Tablo systems for home use (which we refer to as the “home shipment hold”) pending the FDA’s review and clearance of a 510(k) application for changes made since the device’s original March 2020 clearance, we resumed shipments to new home patients during the third quarter of 2022 upon the FDA’s clearance of the application.

2022 Executive Compensation Highlights

The Compensation Committee took the following key actions with respect to the compensation of our NEOs for 2022:

•
Base Salaries: The annual base salaries of our NEOs were increased in amounts ranging from 4.1% to 21.6% (with an average increase of 11.8%) compared to prior year base salaries. In determining these increases, the committee intended to better align our executives’ post-IPO salaries with competitive pay practices of our publicly traded peers, and also took into consideration individual performance and retention priorities.
•
Annual Performance-Based Cash Bonuses: The Compensation Committee determined not to make any changes to the NEOs’ target annual cash bonus opportunities for 2022, as a percentage of base salary, as compared to the prior year, as they remained market competitive. Under our 2022 cash bonus program, bonuses could be earned based on achievement against multiple pre-established 2022 corporate performance goals tied to revenue (weighted 50%), gross margin (weighted 25%), home patients (weighted 15%) and reduction in service hours per console (weighted 10%). In response to the extraordinary impacts of the home shipment hold on our business that could not be anticipated at the time the original bonus plan was approved, in September 2022, the committee adjusted the achievement spectrum for three of the four performance goals to allow for a greater range of performance to be recognized, and adjusted down the achievement levels to account for the impacts of the home shipment hold on these three measures. Based on performance against the 2022 corporate performance goals, as adjusted, the Compensation Committee approved overall payouts under our annual cash bonus program equal to 89.1% of each NEO’s target bonus opportunity.

•
Long-Term Equity Incentives:
-
Equity Program Modifications: Following our first full year as a public company, the Compensation Committee made certain modifications to our 2022 equity program designed to further enhance the program’s performance-based nature and increase the retention value of our executives’ equity packages, while maintaining the at-risk or variable nature of a significant majority of our executives’ annual target pay. For 2022, the committee (i) discontinued the historical practice of granting time-based stock options, (ii) expanded the issuance of performance-based restricted stock units (“PSUs”) to a broader group of executive officers (including all of the NEOs) and certain other senior leaders and (iii) retained time-based restricted stock units (“RSUs”) as a component of our executives’ equity packages, moving from a four-year to a three-year vesting schedule to reflect competitive market practices.

-
Target Equity Mix: As reflected in the charts below, for 2022, the committee approved a mix of 50% PSUs and 50% RSUs for our CEO, and a mix of 20% PSUs and 80% RSUs for the other NEOs, in each case, based on target value. Of the PSU awards granted to each NEO, 70% were comprised of Home PSUs and 30% were comprised of TSR PSUs (each as defined below).

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Target Equity Mix

TSR PSUs(1)
Home PSUs(2)
RSUs(3)
15%
35%
50%
50%
6%
14%
20%
80%
CEO
Other NEOs

TSR PSUs(1) Home PSUs(2) RSUs(3) 15% 35% 50% 50% 6% 14% 80% 20% CEO Other NEOs

(1)
TSR PSUs: Shares subject to these PSU awards are earned and vest based on achievement against our relative total stockholder return (“relative TSR”) over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2024 (“TSR PSUs”). The number of TSR PSUs earned vary based on actual performance from 75% to 250% of the target number for our CEO and from 75% to 150% of the target number for the other NEOs.
(2)
Home PSUs: Shares subject to these PSU awards are earned and vest based on achievement against an operational metric tied to the number of patients treating at home on Tablo (“home patients”) as of the end of 2023, with 50% of earned units vesting after certification of the achievement level following the end of 2023 and the remaining 50% of earned units vesting at the end of 2024 (“Home PSUs”). The number of Home PSUs earned vary based on actual performance from 0% to 250% of the target number for our CEO and from 0% to 200% of the target number for our other NEOs.
(3)
RSUs: Shares subject to these RSU awards vest over a three-year period with one-third vesting on the first anniversary of the grant date and then vesting quarterly over the following two years.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to meet the following key objectives:

•
Attract, mobilize and retain the right talent. Executive compensation should be market-competitive in order to attract and retain highly qualified, experienced and motivated talent to act as inspirational leaders, drive our strategic initiatives, grow our business and help pave the way to a patient-centric dialysis service model.
•
Incentivize a collective focus on corporate goals. Our work environment is goal-driven and we believe compensation is a critical tool in the successful execution of our business objectives. By tying elements of our executives’ pay to key corporate goals, we encourage our executives to focus their teams and execute on these goals.
•
Reward and recognize outstanding performance. We firmly believe that executive compensation should incentivize and reward outstanding performance that contributes to our overall growth and success as a company both in the short term and long term.
•
Create long-term stockholder value. Through the risks and rewards of owning Outset equity, we incentivize our executives to stay focused collectively on the activities that are most likely to ensure Outset’s sustainable success.

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Our Compensation Committee has created an executive compensation program that combines short-term and long-term components, cash and equity, as well as fixed, at-risk and variable compensation elements, in the proportions it believes achieve these guiding principles.

Linking Pay to Performance; Our Program Design

Consistent with our philosophy of aligning executive pay with the short-term and long-term performance of the Company, and to align the interests of management and stockholders, a significant majority of the overall compensation paid to each NEO is at-risk or variable in the form of annual cash bonuses and equity-based compensation. Our annual cash bonuses are at-risk because they are earned only upon the achievement of pre-established performance metrics. Our PSU awards are generally at-risk because the underlying shares are earned and vest only upon the achievement of performance metrics, with the exception of 22.5% of the target number of shares subject to each NEO’s PSU award (i.e., 75% of the target number of shares underlying the TSR PSU portion of such award) which are variable because they are earned and vest at the end of 2024 if achievement is at or below threshold. Our RSU awards are variable because the value earned varies based on our stock price.

As reflected in the charts below, for 2022, approximately 88% of our CEO’s target pay, and 80% of our other NEOs’ target pay on average, was at-risk or variable. We believe this target pay mix reflects the strong pay-for-performance design of our executive compensation program.

CEO Target Pay(1) Mix	Other NEOs, Average Target Pay(1) Mix

Annual Base Salary
(20%)
RSUs (55%)
80%
At-Risk or Variable
Target Annual
Cash Bonus
(11%)
PSUs
(14%)

88% At-Risk or Variable Annual Base Salary (12%) Target Cash Annual Cash Bonus (12%) PSUs (38%) RSUs (38%) 80% At-Risk or Variable Annual Base Salary (20%) Target Annual Cash Bonus (11%) PSUs (14%) RSUs (55%)

(1)
“Target pay” consists of each NEO’s (i) annualized base salary for 2022, (ii) target annual cash bonus as a percentage of annualized base salary for 2022, assuming payout at 100% and excluding potential overachievement, and (iii) target values of equity awards granted to such NEO during 2022 (which were converted to share numbers using the mechanism described below in the section entitled “2022 Equity Award Determinations”).

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Elements of Our Executive Compensation Program

For 2022, the material elements of compensation for our NEOs were base salary, annual cash bonuses tied to corporate performance goals, and equity-based compensation in the form of RSUs and PSUs. The following table outlines these principal elements, including the primary objectives of each element, any associated performance measures, and whether each element is categorized as “fixed,” “at-risk” or “variable” based on corporate performance (including stock price appreciation).

Compensation Element	Form	Type	Primary Objectives	Performance Measures
Base Salary	Cash	Fixed	• Provide base amount of market competitive pay to attract, retain and motivate an effective leadership team • Provide a predictable level of financial stability for our executives	Not applicable
Annual Cash Incentive	Cash	At-risk	• Focus executives on key annual corporate goals • Motivate and reward performance in achievement of these goals • Create a “pay for performance” culture

Pre-established performance metrics based on achievement of multiple one-year financial, operational and strategic goals (tied to revenue, gross margin, home patients, and reduction in service hours per console, subject to a minimum threshold tied to the Company’s cash holdings)

Equity Incentive Awards	RSUs	Variable
•
Attract, incentivize and retain executives through time-based multi-year vesting
•
Align interests of stockholders and executives by linking realized value to stock price performance
•
Focus our executives on performance that creates long-term value for our stockholders
Stock price appreciation
	PSUs	Generally at-risk(1)
•
Incentivize and retain executives
•
Focus executives on key corporate goals considered to be critical drivers of our growth and creation of long-term stockholder value
•
Motivate and reward performance that creates long-term value for our stockholders (generally no payout if performance measures are not met)(1)
•
Align interests of stockholders and executives

Performance metrics based on achievement against two metrics: (1) an operational metric tied to home patients at the end of 2023 and (2) our relative stockholder return over a two-year performance period compared to companies in a pre-determined index of medical device companies

(1)
22.5% of the target number of shares subject to each NEO’s PSU award (i.e., 75% of the target number of shares underlying the TSR PSU portion of such award) are variable because they are earned and vest at the end of 2024 if achievement is at or below threshold.

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Our Executive Compensation Practices

During 2022, our Compensation Committee maintained a number of practices designed to reinforce our executive compensation philosophy and objectives:

WHAT WE DO:	WHAT WE DON’T DO:

✓ A significant majority of our NEOs’ annual target pay is at-risk or variable in the form of annual cash bonuses and long-term equity compensation tied to corporate performance and/or stock price appreciation

✓ Annual cash bonuses contingent on multiple pre-established financial, operational and strategic performance metrics that align with key corporate goals intended to create long-term stockholder value, subject to a cap on payout

✓ PSUs tied to multiple performance metrics over multi-year performance periods, with additional vesting thereafter

✓ Our short-term and long-term incentive programs are tied to different measures of performance

✓ Annual advisory vote for stockholders to approve NEO compensation

✓ Maintain a fully (100%) independent Compensation Committee

✓ Retain independent compensation consultant reporting directly to the Compensation Committee

✓ Annual executive compensation review (including market comparison against a relevant peer group)

✓ Meaningful stock ownership guidelines for our directors and executive officers

✗ No guaranteed bonuses or base salary increases

✗ No employment contracts that guarantee continued employment of our executive officers

✗ No “single trigger” change of control arrangements

✗ No excessive perquisites provided to our executive officers

✗ No repricing, cash-out or exchange of “underwater” stock options without stockholder approval

✗ No health, welfare or retirement plans for executive officers that are not available to all employees

✗ We prohibit our employees and directors from engaging in hedging or other speculative transactions in our securities, and from pledging our securities

✗ No dividend or dividend equivalent payments on unearned equity awards

Stockholder Advisory Votes on NEO Compensation

At our annual meeting of stockholders held in May 2022, we held a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a “say-on-pay” vote). Our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 99% of stockholder votes cast in favor of our say-on-pay resolution. In evaluating our compensation practices during the remainder of 2022 and in early 2023, we were mindful of the strong support our stockholders expressed for our philosophy of linking executive pay to short-term and long-term performance of the Company and aligning the interests of management and stockholders. In light of this strong support, the Compensation Committee retained our general approach to executive compensation, has continued to apply the same general principles and philosophy in determining executive compensation and has not made any changes to our executive compensation program specifically in response to the 2022 say-on-pay vote.

We value the opinions of our stockholders, and our Board and Compensation Committee will continue to seriously consider the outcome of future say-on-pay votes when making future compensation decisions for our executive officers. Consistent with the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future say-on-pay votes (commonly known as a “say-on-frequency” vote) held at our 2022 annual meeting of stockholders, our Board has determined that we will hold a say-on-pay vote every year. Accordingly, we are holding a say on-pay vote at this Annual Meeting (see “Proposal Two” in this proxy statement for more detailed information).

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As part of our investor relations program, we engage in ongoing outreach to and discussions with our stockholders, including on matters related to executive compensation and corporate governance. Please see the section above entitled “Board and Corporate Governance Matters – Stockholder Engagement” for further details on our stockholder engagement efforts.

How We Make Executive Compensation Decisions

Role of the Compensation Committee and Management

Our Board has delegated to the Compensation Committee responsibility for overseeing and administering our executive compensation program, including reviewing, determining and approving the compensation of our CEO and other executive officers (including our NEOs). In setting the compensation of our CEO, the Compensation Committee is charged with reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of those goals, and determining and approving our CEO’s compensation based on this evaluation and other factors. Our CEO does not participate in discussions regarding her own compensation.

Our Compensation Committee also approves the compensation of our executive officers other than our CEO. In doing so, the committee takes into account our CEO’s evaluation of each executive officer’s performance and her recommendations with respect to their compensation. While our Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to compensation of our executive officers (other than herself), the committee uses these recommendations and proposals as one of several factors in making such compensation decisions, and exercises its discretion in accepting, rejecting or modifying any such recommendations and proposals. In addition, from time to time, various members of management and other employees may be invited by the Compensation Committee to provide financial or other information or advice to the committee or otherwise participate in committee meetings.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our CEO (other than with respect to herself), market data and competitive benchmarking assessments prepared by the Company’s independent compensation consultant (as discussed below in the section entitled “Benchmarking Comparison to Peer Group”), current and past total compensation, current equity holdings and the retention value thereof, overall forecast and budget considerations, current market conditions and the talent market environment, company performance and growth, the specific needs of the business at critical points in time, each executive’s role, criticality and relative scope of responsibility, individual performance and contributions, longevity and depth in role, overall experience and expertise, as well as internal equity considerations.

Guidance from Independent Compensation Consultant

In accordance with its written charter, the Compensation Committee has authority to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisors to assist with the execution of its duties including as it relates to executive officer compensation. The committee believes that working with an independent compensation consultant furthers its objectives to recruit and retain qualified executives, align their interests with those of stockholders and help design compensation packages that will appropriately motivate and reward ongoing achievement of business goals.

The Compensation Committee engaged the services of Aon as an independent executive compensation consultant to assist in its evaluation of executive and director compensation for 2022. At the request of the Compensation Committee, Aon advised on principal aspects of our 2022 executive compensation program, including reviewing our executive compensation philosophy, developing a comparative group of peer companies, reviewing peer group trends with respect to levels and types of compensation elements, and performing competitive benchmarking assessments of executive officer compensation against our peer group. In addition, Aon reviewed and benchmarked our non-employee director compensation policy, and reviewed competitive market practices and trends for equity compensation of our non-executive employees.

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In April 2022, the Compensation Committee transitioned from Aon to Pearl Meyer as its new independent compensation consultant. While Pearl Meyer did not advise the committee with respect to 2022 executive and director compensation, Pearl Meyer conducted pay for performance assessments with respect to our 2022 CEO compensation, and provided support on other ad hoc matters throughout the year, including advice in connection with the stock ownership guidelines we recently adopted.

During its tenure, Aon was retained by and reported to the Compensation Committee and, at the request of the committee, participated in committee meetings. Similarly, Pearl Meyer is retained by and continues to report to the Compensation Committee and, at the request of the committee, participates in committee meetings. Based on consideration of the various factors set forth in applicable Nasdaq and SEC rules, the Compensation Committee does not believe that its relationship with either Aon or Pearl Meyer or either firm’s work on behalf of the committee has raised any conflicts of interest. Each of Aon and Pearl Meyer provided written confirmation of its independence.

Benchmarking Comparison to Peer Group

In order to obtain a broad view of compensation practices among industry peers and competitors for executive talent, and to help design a competitive executive compensation program to attract, motivate and retain effective leadership, our Compensation Committee worked closely with Aon to identify an appropriate group of comparable publicly traded peer companies against which to benchmark our 2022 executive officer compensation.

In selecting the peer group to be used to help guide 2022 executive compensation decisions, the Compensation Committee, in consultation with Aon, reviewed and updated the peer group selection criteria designed to capture a meaningful cross-section from which to benchmark executive officer compensation as follows:

Element	Selection Criteria
Sector and Stage	Recently public (preferably in the last 5 years) medical device companies
Geography	U.S.-based with a focus on companies headquartered in the San Francisco Bay Area and other medical technology “hub” locations
Revenue	Trailing twelve-month revenue ranging from $50 million to $300 million
Market Capitalization	30-day average market capitalization ranging from $600 million to $5 billion

In September 2021, following consultation with Aon and based on the above selection criteria, our Compensation Committee approved the following peer group of companies for evaluating 2022 executive officer compensation (the “2022 peer group”):

2022 Peer Group
AtriCure, Inc.	Inspire Medical Systems, Inc.	Shockwave Medical, Inc.
Axonics, Inc.	Intersect ENT, Inc.	SI-BONE, Inc.
Berkeley Lights, Inc.	iRhythm Technologies, Inc.	Silk Road Medical, Inc.
CareDx, Inc.	NanoString Technologies, Inc.	STAAR Surgical Company
Glaukos Corporation	Pacific Biosciences of California, Inc.	Tactile Systems Technology, Inc.
Inari Medical, Inc.	Pulmonx Corporation	Veracyte, Inc.

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The Compensation Committee reviews our peer group on an annual basis to make adjustments if warranted based on changes in both our business and the businesses of the companies in our peer group, while maintaining year-over-year continuity in the list for comparability of competitive analysis. As part of this review process, the committee made the following changes to the 2021 peer group in determining the 2022 peer group:

•
Removed Personalis, Inc., as its revenue fell on the low end of the selection criteria range; and
•
Added Veracyte, Inc., a diagnostics company higher in the size range, with revenue and market capitalization that fell within the selection criteria ranges, in part to replace removal of Personalis, Inc. and to maintain our target peer group size.

In late 2021, Aon prepared reports summarizing a benchmarking review and assessment of our executive compensation program, including base salary, annual incentive bonus and equity award levels for our NEOs as compared to our 2022 peer group. The Compensation Committee considered these reports, among other factors, in determining the size, components and mix of compensation elements for these NEOs in 2022.

Our Compensation Committee believes competitive market data is a useful tool in its deliberations to help design an executive compensation program that is competitive in relation to our peers, enabling us to attract, motivate and retain a qualified leadership team. The committee generally considers the 25th, 50th and 75th percentiles of market data, and makes individual compensation decisions based on comparable positions at our peer group. However, the committee does not rely solely on competitive market data to determine any element of executive compensation or overall compensation. In making executive compensation decisions, the committee considers a number of additional factors, including those discussed above in the section entitled “Role of the Compensation Committee and Management” as well as below in the section entitled “Elements of NEO Compensation and 2022 Determinations.”

Elements of NEO Compensation and 2022 Determinations

The principal elements of our NEOs’ 2022 compensation consisted of cash compensation in the form of base salary and annual cash bonuses tied to corporate performance goals, as well as equity-based compensation in the form of time-based RSUs and PSUs. Each of these compensation elements is discussed in further detail below, including a description of how it fits into our overall executive compensation program and a discussion of the amounts of compensation paid or awarded to our NEOs during 2022 under each of these elements.

In addition, our NEOs are eligible to participate in our standard retirement, health and welfare and other available employee benefit plans on the same basis as our other employees. We also maintain severance and change in control arrangements with our executive officers (including our NEOs) as described below.

Base Salary

Base salary represents the fixed portion of our executive officers’ compensation, which we view as an important element to attract and retain an effective leadership team. As the only fixed component of our executive compensation program, base salaries are also intended to provide our executives with a reasonable degree of financial stability, predictability and security of compensation.

Our Compensation Committee generally reviews and determines the base salaries of our executive officers on an annual basis, as well as upon hire of a new executive and upon promotion to an executive position. In setting base salaries, the committee considers competitive market data for comparable positions within our peer group, while also taking into consideration other factors including current and past total compensation, each executive’s role, criticality and relative scope of responsibility, individual performance and contributions, longevity and depth in role, overall experience and expertise, company performance and growth, as well as the recommendations of our CEO (other than with respect to herself).

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In connection with its annual review of executive compensation levels in late 2021 and early 2022, the Compensation Committee reviewed the base salaries of our NEOs, including against market data prepared by Aon based on our 2022 peer group, and approved certain increases reflected in the table below. In determining these increases, the Compensation Committee intended to better align our executives’ post-IPO salaries with competitive pay practices of our publicly traded peers, and continue to narrow the gap between base salaries of certain NEOs and the 50th percentile based on comparable positions within our 2022 peer group. The committee also took into consideration individual performance, contributions, current and future duties and responsibilities within Outset, as well as the criticality of retaining strong and stable leadership at this stage of the Company’s growth in an increasingly challenging and highly competitive talent market environment.

The table below sets forth, for each NEO, 2021 and 2022 annual base salaries, and the percentage increase.

Name:	2021 Annual Base Salary ($)(1)	2022 Annual Base Salary ($)(2)	Percentage Increase
Leslie Trigg	560,000	625,000	11.6%
Nabeel Ahmed	385,000	430,000	11.7%
John Brottem	350,000	385,000	10.0%
Martin Vasquez	370,000	450,000	21.6%
Steve Williamson	485,000	505,000	4.1%

(1)
Represents the annual base salary in effect for each NEO as of January 1, 2021 (or, in the case of Mr. Ahmed, as of July 30, 2021, upon his promotion to CFO) through the end of the year.
(2)
Represents the annual base salary in effect for each NEO as of January 1, 2022 through the end of the year.

Annual Cash Incentive

We provide our executives with short-term incentive compensation through our annual cash bonus program. Consistent with our executive compensation philosophy, our annual incentive program is designed to focus our employees (including our executives) on key strategic corporate goals and motivate and reward performance in achievement of these goals, helping to create a goal-oriented and “pay for performance” environment. We believe that company-wide goals help to foster effective cross-functional performance and a culture of collaboration, in furtherance of our philosophy that we drive for success as a team, not as individuals.

Our annual cash bonus program provides cash incentive award opportunities based on the level of achievement of financial, operational and strategic corporate performance goals established by our Compensation Committee at the beginning of the fiscal year. Payout varies depending on company performance as compared to the threshold and target performance goals established by the committee. Our bonus program is designed to pay above-target bonuses when we exceed our target annual corporate objectives and below-target bonuses when we do not meet these objectives, with no payout in the event that we fail to meet any of the threshold objectives.

Target annual cash bonus opportunities for our NEOs were set by our Compensation Committee as a percentage of their respective base salaries. In connection with its annual review of our executives’ compensation in late 2021 and early 2022, our Compensation Committee reviewed the 2022 bonus targets of our NEOs, taking into consideration market data prepared by Aon based on our 2022 peer group, each executive’s scope of responsibilities and individual and company performance, as well as the recommendation of our CEO (except with respect to herself), with a view towards generally maintaining consistent bonus percentages amongst our non-CEO executive officers. The committee determined not to make any changes to the NEOs’ 2022 bonus targets as compared to the prior year, as they remained market competitive.

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The following table sets forth the bonus targets (as a percentage of annual base salary) for each NEO during 2022, which were unchanged from the prior year as reflected below:

Name:	2021 Bonus Target Percentage		2022 Bonus Target Percentage	Increase
Leslie Trigg	100%		100%	—
Nabeel Ahmed(1)	50%	(1)	50%	—
John Brottem	50%		50%	—
Martin Vasquez	50%		50%	—
Steve Williamson	60%		60%	—

(1)
During 2021, Mr. Ahmed’s bonus target percentage was increased from 40% to 50% effective for the portion of the year beginning on July 30, 2021 in connection with his appointment to CFO.

Corporate Performance Goals

The payment of awards under our 2022 annual cash bonus program applicable to our NEOs was subject to the attainment of several pre-established corporate milestones and goals relating to the Company’s financial and operational performance, which we refer to as “performance goals”. These performance goals were approved by our Compensation Committee in January 2022 and related to revenue (weighted 50%), gross margin (weighted 25%), home patients (weighted 15%) and a reduction in service hours per console (weighted 10%), all subject to achievement of a minimum cash threshold tied to year-end cash holdings.

At the same time, our Compensation Committee initially established “threshold” and “target” achievement levels for each performance goal with resulting payouts for each such goal ranging from 75% (at threshold) to 100% (at target), plus an overachievement opportunity for achievement levels above target. The committee capped each individual’s maximum possible payout under the cash bonus program at 200% of such individual’s target bonus opportunity. In addition, payout under the bonus program was subject to achievement of a “minimum cash threshold” tied to year-end cash (including cash, cash equivalents, restricted cash and short-term investments) such that, even if one or more of the performance goals were met at or above threshold, no payouts would be made under the bonus program if 2022 year-end cash fell below $200 million.

At the time the original achievement levels were set for each performance goal in early 2022, our Compensation Committee designed them to (i) be challenging, but attainable with superior performance as well as focused effort and execution by our executives given the business environment at the time, (ii) appropriately drive successful execution of key strategic company objectives, namely driving revenue growth, expanding gross margins to deliver improved profitability, expanding within the home dialysis market, improving the cost of service and customer experience, while effectively managing cash within our operating budget, and (iii) effectively balance near-term financial performance with strategic financial and operational objectives designed to increase long-term stockholder value consistent with our overall growth strategies.

Each performance goal was weighted according to the committee’s assessment of its relative significance to our short-term and long-term success and strategy. In order to incentivize and proportionately reward exceptional above target performance of each goal, while balancing fiscal responsibility and the desire to discourage excessive risk taking by our executives, the committee allowed for over-achievement opportunities for each goal based on pre-determined payout curves, while capping individual payouts under the 2022 cash bonus program at 200% of each executive’s target bonus opportunity.

In May 2021, we had submitted a 510(k) application to the FDA covering design changes for patient use in the home that we made to Tablo since its original March 2020 clearance. In May 2022, after further discussions with the FDA and receiving indications that the clearance of this 510(k) application would be delayed beyond our original expectations, we implemented a shipment hold on the distribution and marketing of Tablo for use in the home environment pending the FDA’s review and clearance of this 510(k) application. In late July 2022, the FDA cleared our 510(k) application of Tablo for patient use in the home and we resumed marketing and shipping Tablo for home use. The home shipment hold was a

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highly disruptive and unplanned event that could not be anticipated, and had a significant negative impact on our business in areas tied directly to three of the four performance goals (collectively weighted at 90%) under our cash bonus program:

•
Revenue: Our implementation of the home shipment hold had a significant negative impact on our bookings and revenue for the last three quarters of 2022, as well as our pipeline of potential new deals, halting our commercial momentum in the home market while also disrupting our acute business due in part to customer uncertainty around the hold. In addition, we expected that the lower number of Tablo console placements as a result of the home shipment hold would reduce our consumables and service and other revenues, both of which are tied to the size of our console installed base.
•
Home patients: During the home shipment hold, we were unable to enroll new home dialysis patients and market Tablo for home use. We anticipated that a large number of patients who were planning to begin using Tablo at home would make alternative choices. We also anticipated that a large number of providers starting, or contemplating starting, home dialysis programs and contracting with us would delay or entirely defer the launch of their home dialysis programs or, alternatively, contemplate alternative providers for such programs. Further, we anticipated that providers contemplating purchasing consoles for both acute and home use would delay or entirely defer the purchase of consoles. Following our release of the home shipment hold, we continued to experience related disruptions to our home business and operations as we recovered from the interruption to, and loss of momentum in, our home commercialization and marketing and re-engaged with our home provider customers to rebuild our home patient pipeline.
•
Gross margin: As a result of the impacts of the home shipment hold on our business, we anticipated that our gross margin would be lower than the original target set by the Compensation Committee in January 2022, reflecting the impact of the lower anticipated demand of consumables on a lower-than-anticipated installed base, and on our manufacturing costs as a result of decreased fixed cost absorption.

The original performance targets were set by the Compensation Committee in January 2022 before the home shipment hold, and its extraordinary impacts on our business, could be anticipated. In early September 2022, in light of the significant negative impacts of the shipment hold on our business, and more specifically, on three of the four performance goals under our bonus program as described above, the committee determined that the original performance targets for these goals were no longer appropriate or achievable. The committee considered potential adjustments to the 2022 bonus plan intended to (i) ensure retention and stable leadership during a challenging and critical time, (ii) maintain meaningful aspiration and business focus for the remainder of the year, and (iii) continue to motivate and reward exceptional performance. With these key objectives in mind, the committee approved adjustments to the 2022 cash bonus program designed to isolate the impact of the home shipment hold on revenue for 2022, non-GAAP gross margin for 2022, and home patients at 2022 year-end. For these three goals, the payout range for below target performance was expanded to scale from 25% to 100% (instead of 75% to 100%) allowing for a greater range of performance to be recognized, and the threshold and target achievement levels were adjusted down to account for the impacts of the home shipment hold on these measures. In particular, and relevant to the attainment of the threshold performance goals as described below, the threshold achievement level for 2022 revenue was reduced from $142 million (for a 75% payout) to $98.5 million (for a 25% payout) and the threshold achievement level for 2022 non-GAAP gross margin was reduced from 18.8% (for a 75% payout) to 12.1% (for a 25% payout). In addition, the target and overachievement levels for the revenue and gross margin goals, which were not attained, were similarly reduced, as shown below. For the home patient goal, the committee also lowered the threshold, target and over-achievement payout curve. When the committee approved these adjustments in early September 2022, it considered the adjusted threshold and target achievement levels to be challenging, but attainable with superior performance as well as focused effort and execution by our executives in light of the significantly altered business environment following the home shipment hold. No other changes were made to the 2022 bonus program, including no changes to the performance goal related to reduction in service hours.

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The 2022 cash bonus program as adjusted by the committee in September 2022 is summarized in the table below:

Performance Goal(1)	Weighting	Adjusted Threshold: 25% Payout (unless otherwise indicated)(2)	Adjusted Target: 100% Payout(2)	Over-achievement Opportunity(3)
Revenue (2022)	50%	$98.5 million	$146.5 million

If 2022 revenue is achieved at or above target, each additional $1 million of (i) 2022 revenue above target plus (ii) incremental backlog at 2022 year-end above our 2022 operating plan, results in additional 6.25% attainment for this goal

Gross margin (non-GAAP 2022)	25%	12.1%	20.5%	Each 1% of gross margin above target results in additional 35% attainment for this goal
Home patients (at 2022 year-end)(4)	15%	Adjusted threshold goal	Adjusted target goal	Each specified number of patients above target results in additional 0.83% attainment for this goal
Reduction in service hours per console per year(4)	10%	Threshold goal (75% payout)	Target goal	Each specified number of hours of reduction above target results in additional 25% attainment for this goal

(1)
Even if one or more of the performance goals is met at or above threshold, no payouts would be made if cash at 2022 year-end falls below the minimum cash threshold of $200 million.
(2)
Achievement of each performance goal below threshold results in no payout for such goal. Payouts for each performance goal scale linearly from 25% to 100% for achievement between threshold and target levels for each performance goal, with the exception of the service hours goal for which payouts scale from 75% to 100% for achievement between threshold and target levels.
(3)
Each NEO’s individual payouts under the cash bonus program are capped at a maximum of 200% of such NEO’s target bonus opportunity.
(4)
Because of the competitively sensitive nature of this information, we are not disclosing the specifics of our goals related to home patients and reduction in service hours. These goals were intended to be challenging, but attainable with superior performance and focused effort and execution by our executives.

2022 Cash Bonus Payouts

In February 2023, our Compensation Committee, based on achievement of our 2022 corporate performance goals (as adjusted), approved overall payouts under our 2022 annual cash bonus program equal to 89.1% of each NEO’s target bonus opportunity. This determination was based on the following:

•
Minimum Cash Threshold: 2022 year-end cash (including cash, cash equivalents, restricted cash and short-term investments) of $290.8 million exceeded the minimum cash threshold and, therefore, bonuses would be paid out based on achievement of the corporate performance goals.

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•
Achievement of Performance Goals: The table below reflects the achievement and corresponding payout levels (including the additional over-achievement levels), with respect to each of our 2022 corporate performance goals , and the total payout level under the 2022 cash bonus program:

Corporate Performance Goal	Weighting	Attainment at 2022 Year-End	Over-achievement Contribution	Payout Level	Weighted Payout
Revenue (2022)	50%	Between threshold and target ($115.4 million)	None(1)	51.3%	25.7%
Gross margin (non-GAAP 2022)	25%	Between threshold and target (16.1%)(2)	None	60.7%	15.2%
Home patients (at 2022 year-end)	15%	Above target	88.3%	188.3%	28.2%
Service hours per console per year	10%	Above target	100.0%	200.0%	20.0%
Total payout					89.1%

(1)
Since revenue was achieved below target, no over-achievement due to 2022 revenue or the amount of backlog at 2022 year-end above 2022 operating plan was applied.
(2)
Appendix A includes a reconciliation of gross margin as prepared and presented under GAAP to non-GAAP gross margin.

The following table summarizes the 2022 target bonus opportunities (assuming 100% payout at target) for each NEO, as well actual cash bonus amounts earned by each NEO during 2022 under our cash bonus program that were paid in February 2023.

Name:	Actual Base Salary Paid in 2022 ($)	2022 Bonus Target Percentage (%)	2022 Target Bonus Opportunity at 100% Payout ($)	2022 Actual Bonus Payout Level (%)	2022 Actual Bonus Amount ($)(1)
Leslie Trigg	623,750	100%	623,750	89.1%	555,761
Nabeel Ahmed	429,135	50%	214,568	89.1%	191,180
John Brottem	384,327	50%	192,164	89.1%	171,218
Martin Vazquez	448,462	50%	224,231	89.1%	199,790
Steve Williamson	504,615	60%	302,769	89.1%	269,767

(1)
Actual cash bonus amounts earned by each NEO during 2022 were calculated based on such NEO’s actual salary paid during 2022, multiplied by the product of (i) such NEO’s 2022 bonus target percentage and (ii) the actual bonus payout level (89.1%).

Equity Incentive Awards

Our equity-based compensation is intended to attract, motivate and retain our executive officers, align the interests of our executive officers with the interests of our stockholders and focus our executive officers on performance that creates long-term value for our stockholders, using a mix of both time-based vesting and performance-based vesting. We typically grant equity awards to executive officers on an annual basis, as well as upon hire of a new executive and upon promotion to an executive position.

Following our first full year as a public company, our Compensation Committee made certain modifications to our 2022 equity program. To further enhance the performance-based nature of our long-term equity incentive program and increase the retention value of our executive’s equity packages, while maintaining the at-risk or variable nature of a significant majority of our executives’ annual target pay, the committee (i) discontinued the historical practice of granting time-based stock options, (ii) expanded the issuance of PSUs to a broader group of executive officers and certain other senior leaders within the Company and (iii) retained RSUs as a component of our executive’s equity packages, moving to a three-year vesting schedule to reflect competitive market practices.

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2022 Equity Award Types

During 2022, we granted equity-based compensation to our NEOs in the form of RSUs and PSUs. Key elements of equity awards granted to our NEOs during 2022, including the target mix of equity awards and vesting schedules, are summarized in the following table:

		Target Equity Mix(1)
Equity Award Type	Recipients	CEO	Other NEOs	At-Risk or Variable	Vesting(3)
RSUs	All NEOs	50%	80%	Variable: Value varies based on stock price performance	Time-based vesting over three-years, with one third vesting on the first anniversary of the grant date and then vesting quarterly over the following two years
PSUs	All NEOs	50%(2)	20%(2)	Generally at-risk: Generally no payout if threshold performance measure is not met(4)	Performance-based vesting, with PSUs earned and vesting through 2024 based on achievement against two separate metrics tied to: (1) home patients and (2) relative TSR

(1)
Percentages are based on the target value of each award type as described below in the section entitled “2022 Equity Award Determinations.”
(2)
Of the PSU awards granted to each NEO, 70% were comprised of Home PSUs and 30% were comprised of TSR PSUs.
(3)
All vesting is subject to continued service through the applicable vesting date(s).
(4)
22.5% of the target number of shares subject to each NEO’s PSU award (i.e., 75% of the target number of shares underlying the TSR PSU portion of such award) are variable because they are earned and vest at the end of 2024 if achievement is at or below threshold.

Design of 2022 PSUs

In designing the PSUs awarded to the NEOs in early 2022, the Compensation Committee considered a number of factors, including a report prepared by Aon examining performance equity practices amongst the Company’s 2022 peer group. In consultation with Aon, the committee discussed various alternative structures for the PSUs, including metric types, performance periods, post-achievement vesting periods and other key features, and carefully weighed the merits of different structures.

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The table below summarizes key features of the two types of PSUs awarded to the NEOs in 2022, and the committee’s rationale:

	Home PSUs	TSR PSUs	Rationale
Performance metrics	Home patients	Relative TSR compared to companies in the Russell 2000 Medical Device Index
•
Home patients is an operational metric the committee determined would appropriately incentivize, reward and drive focused execution and performance by our executives against the Company’s key strategic goal of expanding within the home hemodialysis market, a goal the committee considers to be a critical driver of the Company’s future growth and long-term stockholder value.
•
Relative TSR, in addition to being a common incentive metric amongst the 2022 peer group, is an effective measure of the Company’s long-term success and creation of stockholder value as compared to a pre-determined index of medical device companies which the committee determined to be most comparable in sector and company size. The relative nature of the metric helps normalize external macroeconomic factors that fall outside of management’s control.
•
The use of multiple metrics (one absolute and one relative) helps balance the PSU structure, focusing executives and incentivizing and rewarding performance based on more than a single metric.

Weighting	70%	30%
•
The committee determined the split between Home PSUs and TSR PSUs based on relative significance of the performance metrics to the Company’s short-term and long-term success and strategy, placing greater emphasis on home patients as a critical operational metric.

Payout scale and maximum	0% to 250% (CEO) 0% to 200% (other NEOs)	75% to 250% (CEO) 75% to 150% (other NEOs)	• Incentivizes and proportionately rewards exceptional above target performance, while discouraging excessive risk-taking by our executives.
Performance period	Nearly 2 years (through 12/31/23)	2 Years (January 26, 2022 through January 26, 2024)
•
The committee determined that a multi-year performance period of 2 years was the appropriate time horizon over which to measure performance, balancing the one-year performance period for the annual cash bonus program and the three-year vesting period for the time-based RSUs, for an overall compensation program that appropriately aligns executive pay with both short-term and long-term performance of the Company.

Post-achievement vesting	50% of earned units vest upon certification of achievement following the performance period, with the remaining 50% subject to approximately 1-year of additional vesting (at end of 2024)	100% of earned units subject to approximately 1-year of additional vesting (at end of 2024)
•
For additional retentive value and risk management beyond the 2-year performance period, the committee determined to require additional time-based vesting for 50% of Home PSUs earned and 100% of TSR PSUs earned.

Home PSUs

Of the PSUs awarded to our NEOs in 2022, 70% were comprised of Home PSUs. Shares subject to Home PSUs awarded to our NEOs during 2022 are earned and vest based on achievement against an operational metric tied to the number of home patients as of the end of 2023, with 50% of earned units vesting after certification of the achievement level following the end of 2023 and the remaining 50% vesting at the end of 2024, subject to continued service through the applicable vesting date.

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The number of Home PSUs earned at the end of the nearly two-year performance period ending December 31, 2023 (“Earned Home Units”) varies based on actual performance from 0% to 250% in the case of our CEO and from 0% to 200% in the case of our other NEOs. The table below summarizes the payout opportunities for the Home PSUs:

	Number of Home Patients at end of 2023	Earned Home Units
Level of Achievement	(as a Percentage of Target)(1)	(as a Percentage of Target)
Below Threshold	Less than 62.5%	0%
Threshold	62.5%	75%
Target	100%	100%
Above Target	Each additional 0.31% above Target	Additional 1.25%, up to a maximum of 250% (for our CEO) or 200% (for our other NEOs)

(1)
Payouts scale linearly for achievement between threshold and target levels.

At the time the Home PSUs were granted to the NEOs in January and February 2022, the Compensation Committee determined that, given the Company’s relatively limited experience selling Tablo in the home care setting, it did not have sufficient visibility into future home patient enrollment following a nearly two-year performance period ending December 31, 2023 to be able to set a definitive and meaningful target number of home patients that would be challenging, but reasonably achievable with superior performance, and that would appropriately incentivize the NEOs. As a result, the committee determined to establish the 2023 home target by early 2023. On January 6, 2023, the Compensation Committee approved the 2023 target for the Home PSUs. The committee set a target it believed would be challenging, but attainable with superior performance as well as focused effort and execution by our executives.

TSR PSUs

Of the PSUs awarded to our NEOs in 2022, 30% were comprised of TSR PSUs. Shares subject to TSR PSUs awarded to our NEOs during 2022 are earned and vest based on our relative TSR over a two-year performance period (beginning January 26, 2022 and ending January 26, 2024) as compared to companies included in the Russell 2000 Medical Device Index as of January 26, 2022, with 100% of earned units vesting at the end of 2024, subject to continued service through the vesting date.

The number of TSR PSUs earned at the end of the two-year performance period ending January 26, 2024 (“Earned TSR Units”) will vary based on actual performance from 75% to 250% in the case of our CEO and from 75% to 150% in the case of our other NEOs. The table below summarizes the payout opportunities for the TSR PSUs:

Level of Achievement	TSR Percentile(1)	Earned TSR Units (as a Percentage of Target)
Threshold	25th percentile or lower	75%
Target	50th percentile	100%
Maximum	75th percentile or above	250% for our CEO; 150% for the other NEOs

(1)
Payouts scale linearly for achievement between threshold and target levels and for achievement between target and maximum levels.

2022 Equity Award Determinations

For equity award grants to our NEOs during 2022, the Compensation Committee approved the total target value of equity awards for each NEO, and then allocated such target value as applicable between RSUs and PSUs (and between Home PSUs and TSR PSUs) to achieve the desired target equity award mix. As approved by the Compensation Committee, to determine the total number of shares underlying each RSU and PSU award, the target value of the stock award was divided by the average closing price of a share of the Company’s common stock over 20 trading days ending on the last trading day preceding the grant date. For the actual grant date fair values of the equity awards granted to our NEOs in 2022, computed in accordance with ASC 718, please see the “Stock Awards” column of the 2022 Summary Compensation Table below. The terms of the RSUs and PSUs are described above in “2022 Equity Award Types.”

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In setting the target equity award values of the annual grants for each NEO, the Compensation Committee considered a number of factors, including competitive market data prepared by Aon based on our peer group, each executive’s current holdings and the retention value thereof, each executive’s scope of responsibilities and individual contributions and performance, the criticality of retaining strong and stable leadership at this stage of the company’s growth in an increasingly challenging and highly competitive talent market environment, and the recommendations of our CEO (except with respect to herself).

Taking into consideration all of the above factors, the Compensation Committee approved the following annual equity awards to our NEOs on January 26, 2022 and, in the case of the PSUs awarded to Ms. Trigg, on February 2, 2022.

	Aggregate Target Value	Number of RSUs	Number of Home PSUs	Number of TSR PSUs
Leslie Trigg	$4.0 million	48,840	36,418	15,608
Nabeel Ahmed	$1.4 million	27,350	4,786	2,051
John Brottem	$1.2 million	23,443	4,102	1,758
Martin Vazquez(1)	$2.0 million	39,072	6,838	2,930
Steve Williamson	$1.4 million	27,350	4,786	2,051

(1)
Mr. Vazquez retired from the Company as of April 3, 2023, and has entered into a consulting arrangement with the Company for at least six months. The RSUs reflected in the table above will remain outstanding and continue to vest while he performs his consulting services, after which time any remaining unvested portion of the awards (including all of the PSUs) will be cancelled.

Please see below the table entitled “Grants of Plan-Based Awards in 2022” for further details on equity awards granted to our NEOs in 2022, and the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End” for a summary of the outstanding stock option and stock awards held by each of our NEOs as of December 31, 2022, including a summary of the applicable vesting terms.

Stock Ownership Guidelines

Effective February 2, 2023, our Board adopted Stock Ownership Guidelines applicable to all of our executive officers designated as such for purposes of Section 16 of the Exchange Act (including our NEOs), as well as our non-employee directors of our Board. For additional details on our Stock Ownership Guidelines, please see the section of this proxy statement entitled “Board and Corporate Governance Matters – Stock Ownership Guidelines.”

Change in Control and Severance Agreements

During 2022, we were party to Change in Control and Severance Agreements with each of our NEOs that provide for severance benefits upon certain qualifying terminations of employment with the Company. Our Compensation Committee believes that these types of arrangements serve to minimize the distraction caused by a potential transaction, encourage retention through the conclusion of a transaction, enable our executives to focus on continuing normal business operations and on the success of a potential business combination, and help ensure stability and leadership continuity during a potentially uncertain period. Furthermore, our Compensation Committee believes these arrangements are important for attracting and retaining executive talent, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management.

A description of these arrangements, as well as information on the estimated payouts and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth below in the sections entitled “Additional Narrative Disclosure – Change in Control and Severance Arrangements” and “Additional Narrative Disclosure – Potential Payments Upon Termination or Change of Control.”

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the section entitled “Compensation Discussion and Analysis” contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to our Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Compensation Committee of our Board:

Karen Drexler (Chair)
D. Keith Grossman
Dale E. Jones Catherine Szyman

2023 Proxy Statement	49

2022 Summary Compensation Table

The following table shows information regarding the compensation awarded or paid to, or earned by, our NEOs for services performed in 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(3)(4)		Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)(11)	Total ($)
Leslie Trigg	2022	661,125	(1)	—		2,904,800	(5)	—	555,761	6,597	4,128,283
President, Chief Executive	2021	560,000		—		4,101,079	(6)	1,499,496	977,200	506	7,138,281
Officer and Board Chair	2020	483,039		—		—		1,921,078	391,546	497	2,796,160
Nabeel Ahmed	2022	457,134	(1)	—		1,097,530	(5)	—	191,180	6,424	1,752,268
Chief Financial Officer	2021	323,000		75,000	(2)	574,354		562,492	249,235	330	1,784,411
	2020	156,962		—		—		195,204	68,450	189	420,805
John Brottem	2022	416,512	(1)	—		940,745	(5)	—	171,218	6,424	1,534,899
General Counsel and	2021	349,615		—		558,562		574,802	305,039	330	1,788,348
Secretary	2020	192,500		—		—		830,947	119,925	189	1,143,561
Martin Vazquez	2022	484,039	(1)	—		1,567,921	(5)	—	199,790	6,597	2,258,347
Chief Operating Officer	2021	370,000		—		412,833		424,871	322,825	3,165	1,533,694
	2020	363,904		—		—		854,411	191,622	135,409	1,545,346
Steve Williamson	2022	512,144	(1)	—		1,097,530	(5)	—	269,767	6,597	1,886,038
Chief Commercial Officer	2021	485,000		—		—	(7)	—	507,795	330	993,125
	2020	65,288		—		1,576,500	(8)	1,618,590	53,690	27	3,314,095

(1)
Amounts reported for each NEO in the “Salary” column for 2022 include a payout of accrued paid time off (PTO) made to each NEO in January 2022 when the Company’s PTO policy for these NEOs switched from an accrual PTO policy to a flexible PTO policy in the following amounts: Ms. Trigg, $37,375; Mr. Ahmed, $27,999; Mr. Brottem, $32,185; Mr. Vazquez, $35,577; and Mr. Williamson, $7,529.
(2)
The amount reported in the “Bonus” column for Mr. Ahmed for 2021 represents a one-time bonus awarded to him in connection with his appointment as Interim CFO.
(3)
Amounts reported in this column include the aggregate grant date fair value of RSUs granted to the NEOs in 2022 and 2021, in accordance with ASC 718, using the product of the number of units granted and the closing price of our common stock on the grant date.
(4)
Amounts reported in this column include the aggregate grant date fair value of PSUs granted to the NEOs in 2022, 2021 and 2020, in accordance with ASC 718 as further described in footnotes 5 through 8 below.
(5)
For the TSR PSUs granted to the NEOs in 2022, using the product of the number of units granted and the fair value for one PSU share as of the grant date estimated using the Monte Carlo simulation model as outlined in Note 8 of our financial statements included in our 2022 annual report. Under ASC 718, the vesting condition related to the TSR PSU awards is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition. For the Home PSUs awarded to the NEOs in 2022, the grant date was not considered established for accounting purposes until the target for such PSUs was determined and approved by the Compensation Committee in January 2023. As a result, no associated expense was recognized when such PSUs were awarded, and such PSUs are not reflected in this column.
(6)
For PSUs granted to Ms. Trigg in 2021, using the product of the number of units granted and the fair value for one PSU share as of the grant date estimated using the Monte Carlo simulation model as outlined in Note 8 of our financial statements included in our 2022 annual report. Under ASC 718, the vesting condition related to this PSU award is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in this column that could be calculated and disclosed based on achievement of the underlying market condition.
(7)
For PSUs granted to Mr. Williamson in 2021, in accordance with ASC 718, the grant date fair value is considered zero because the achievement of the performance goal was not considered probable at the time of grant. Assuming full achievement of the performance goals with respect to these PSUs at the maximum level (100% of target), the grant date fair value of such PSUs using the product of the number of units granted and the closing price of our common stock on the grant date, would be $485,697. Based on achievement of the applicable performance criteria for calendar year 2021, approximately 95% of the target number of shares underlying this PSU award were earned and vested.

2023 Proxy Statement	50

(8)
For PSUs granted to Mr. Williamson in 2020, in accordance with ASC 718, the grant date fair value is considered zero because the achievement of the performance goal was not considered probable at the time of grant. Assuming full achievement of the performance goals with respect to these PSUs at the maximum level (200% of target), the grant date fair value of such PSUs using the product of the number of units granted and the closing price of our common stock on the grant date, would be $2,627,500. The performance goals were not met as of the end of December 31, 2022, and as a result, this PSU award has been forfeited.
(9)
Amounts reported in this column reflect the aggregate grant date fair value of stock options granted to the NEOs in 2020 and 2021, computed in accordance with ASC 718 using (i) in the case of time-based stock options, the Black-Scholes option pricing model and (ii) in the case of stock options with performance and market-based vesting conditions, the Monte Carlo simulation model. Assumptions used to determine these fair value amounts are outlined in Note 8 of our financial statements included in our 2022 annual report.
(10)
Amounts reported in this column reflect the actual annual performance-based cash bonus award earned by each NEO in 2020, 2021 and 2022 under our annual performance-based cash bonus program.
(11)
The amounts reported in this column for each NEO in 2022 consist of Company-paid life insurance premiums and matching contributions made by the Company to our 401(k) plan as follows:

	Life Insurance Premiums ($)	401(k) Matching Contributions ($)
Leslie Trigg	497	6,100
Nabeel Ahmed	324	6,100
John Brottem	324	6,100
Martin Vazquez	497	6,100
Steve Williamson	497	6,100

The amounts reported in this column for each NEO in 2021 consist of Company-paid life insurance premiums and, in the case of Mr. Vazquez, the amount also includes $2,659 as a payment paid in 2021 relating to an administrative error with respect to his health savings account contributions in prior years. The amounts reported in this column for each NEO in 2020 consist of Company-paid life insurance premiums and, in the case of Mr. Vazquez, the amount reported also includes $104,726 of reimbursements for 2020 housing and commuting expenses and a related tax reimbursement payment, as well as $30,186 as a tax reimbursement payment paid in 2020 for housing and commuting costs reimbursed by the Company in prior years.

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Grants of Plan-Based Awards in 2022

The following table presents certain information regarding grants of plan-based awards to the NEOs during 2022:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)
Leslie Trigg			23,438	625,000	1,250,000
	2/2/2022	(3)				11,706	15,608	39,020		1,120,186
	1/26/2022	(4)							48,840	1,784,614
Nabeel Ahmed			8,063	215,000	430,000
	1/26/2022	(3)				1,538	2,051	3,077		98,161
	1/26/2022	(4)							27,350	999,369
John Brottem			7,219	192,500	385,000
	1/26/2022	(3)				1,319	1,758	2,637		84,138
	1/26/2022	(4)							23,443	856,607
Martin Vazquez			8,438	225,000	450,000
	1/26/2022	(3)				2,198	2,930	4,395		140,230
	1/26/2022	(4)							39,072	1,427,691
Steve Williamson			11,363	303,000	606,000
	1/26/2022	(3)				1,538	2,051	3,077		98,161
	1/26/2022	(4)							27,350	999,369

(1)
These columns set forth the potential threshold, target and maximum annual cash bonus awards for each NEO under our 2022 cash bonus program based on each NEO’s annualized base salary and target bonus percentage for 2022. The threshold amounts assume achievement of the minimum cash threshold, achievement at the threshold level for the performance goal tied to home patients, and achievement below threshold for the other three performance goals, resulting in 3.75% payout. The target amounts assume achievement of the minimum cash threshold and achievement at the target level for each of the four performance goals, resulting in 100% payout. The maximum amounts assume payout at the cap of 200%. The actual cash bonus award earned for 2022 by each NEO is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table above. These awards are described in further detail above in the section entitled “Elements of NEO Compensation and 2022 Determinations—Annual Cash Incentive.”
(2)
In addition to the awards reflected in these columns, Home PSUs were awarded to the NEOs in 2022 pursuant to our 2020 Equity Incentive Plan which are earned and vest based on achievement against an operational metric tied to home patients as of the end of 2023, with 50% of earned units vesting after certification of the achievement level following the end of 2023 and the remaining 50% of earned units vesting at the end of 2024, subject to the NEO’s continued service through the applicable vesting date. The grant date of the Home PSUs was not considered established for accounting purposes until the target for such PSUs was determined and approved by the Compensation Committee in January 2023. As a result, such PSUs were not considered granted during 2022 and are not included in this table. These awards are described in further detail above in the section entitled “Elements of NEO Compensation and 2022 Determinations—Equity Incentive Awards.”
(3)
These TSR PSUs were granted pursuant to our 2020 Equity Incentive Plan and are earned and vest based on our relative TSR over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2024, subject to the NEO’s continued service through the applicable vesting date. The threshold amount represents 75% of the shares underlying the PSU grant assuming achievement at or below the threshold level, the target amount represents 100% of the shares underlying the PSU grant assuming achievement at the target level, and the maximum amount represents 150% of the shares underlying the PSU grant (250% in the case of the PSUs granted to Ms. Trigg) assuming achievement at the maximum level. These awards are described in further detail above in the section entitled “Elements of NEO Compensation and 2022 Determinations—Equity Incentive Awards.”
(4)
These RSUs were granted pursuant to our 2020 Equity Incentive Plan. One-third of the shares subject to these RSU awards vest on the first anniversary of the grant date, after which the remaining shares vest quarterly in equal installments over the following two years on each February 15, May 15, August 15 and November 15, subject to the NEO’s continued service through the applicable vesting date.
(5)
Amounts reported in this column reflect the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in 2022, computed in accordance with ASC 718 using (i) in the case of the TSR PSUs, the product of the number of units granted and the fair value for one PSU share as of the grant date estimated using the Monte Carlo simulation model and (ii) in the case of RSUs, the product of the number of units granted and the closing price of our common stock on the grant date. Assumptions used to determine these fair value amounts are outlined in Note 8 of our financial statements included in our 2022 annual report.

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Outstanding Equity Awards at 2022 Year-End

The following table presents information regarding the outstanding stock options and restricted stock units held by each of the NEOs as of December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock that Have Not Vested (#)		Market Value of Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units of Stock that Have Not Vested ($)(8)
Leslie Trigg	9/19/2017	100,508	—		3.88	9/19/2027	—		—	—		—
	11/3/2018	152,365	—		4.11	11/3/2028	—		—	—		—
	11/3/2018	114,910	—		4.11	11/3/2028	—		—	—		—
	3/6/2019	240,968	—		4.11	3/6/2029	—		—	—		—
	2/3/2020	114,910	47,317	(1)	8.62	2/3/2030	—		—	—		—
	2/3/2020	108,151	—		8.62	2/3/2030	—		—	—		—
	3/15/2021	25,348	32,589	(2)	50.01	3/15/2031	16,389	(3)	423,164	29,138	(6)	752,330
	1/26/2022	—	—		—	—	48,840	(4)	1,261,049	—		—
	2/2/2022									15,608	(7)	402,999
Nabeel Ahmed	5/26/2020	10,300	5,649	(2)	9.48	5/26/2030	—		—	—		—
	5/26/2020	10,132	—		9.48	5/26/2030	—		—	—		—
	3/8/2021	3,604	4,633	(2)	46.94	3/8/2031	2,145	(3)	55,384	—		—
	8/5/2021	6,023	12,047	(2)	39.03	8/5/2031	5,775	(3)	149,111	—		—
	1/26/2022	—	—		—	—	27,350	(4)	706,177	2,051	(7)	52,957
John Brottem	5/26/2020	1,415	24,047	(2)	9.48	5/26/2030	—		—	—		—
	5/26/2020	2,265	—		9.48	5/26/2030	—		—	—		—
	3/15/2021	9,717	12,492	(2)	50.01	3/15/2031	6,282	(3)	162,201	—		—
	1/26/2022	—	—		—	—	23,443	(4)	605,298	1,758	(7)	45,392
Martin Vazquez	12/19/2017	18,743	—		3.88	12/19/2027	—		—	—		—
	12/19/2017	21,000	—		3.88	12/19/2027	—		—	—		—
	12/19/2017	57,007	—		3.88	12/19/2027	—		—	—		—
	11/3/2018	14,204	—		4.11	11/3/2028	—		—	—		—
	11/3/2018	17,721	—		4.11	11/3/2028	—		—	—		—
	3/6/2019	4,929	—		4.11	3/6/2029	—		—	—		—
	2/3/2020	41,107	21,044	(1)	8.62	2/3/2030	—		—	—		—
	2/3/2020	48,101	—		8.62	2/3/2030	—		—	—		—
	3/15/2021	7,182	9,234	(2)	50.01	3/15/2031	4,643	(3)	119,882	—		—
	1/26/2022	—	—		—	—	39,072	(4)	1,008,839	2,930	(7)	75,653
Steve Williamson	11/15/2020	31,250	28,750	(2)	52.55	11/15/2030	10,000	(5)	258,200	—		—
	1/26/2022	—	—		—	—	27,350	(4)	706,177	2,051	(7)	52,957

(1)
This option vests in 48 equal monthly installments beginning on the one-month anniversary of the grant date, subject to the NEO’s continued employment through the applicable vesting date. In the case of Mr. Vazquez, this option will continue to vest during the period of consulting services provided to the Company following his April 3, 2023 termination date and, if he successfully completes his consulting engagement, then any unvested portion of the option will become fully vested and exercisable.
(2)
This option vests 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter, subject to the NEO’s continued employment through the applicable vesting date.
(3)
25% of the shares subject to this RSU award vest on the first anniversary of the grant date, after which the remaining shares vest quarterly in equal installments over three years on each February 15, May 15, August 15 and November 15, subject to the NEO’s continued service through the applicable vesting date.
(4)
One-third of the shares subject to this RSU award vest on the first anniversary of the grant date, after which the remaining shares vest quarterly in equal installments over the following two years on each February 15, May 15, August 15 and November 15, subject to the NEO’s continued service through the applicable vesting date.

2023 Proxy Statement	53

(5)
One-third of the shares subject to this RSU award vest on each of the first, second and third anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date.
(6)
Shares subject to this PSU award vest as follows: (i) 50% vest on the last day of any period of 30 consecutive trading days during which the closing price of our stock exceeds $75.00 per share on each trading day during such period, and (ii) 50% vest on the last day of any period of 30 consecutive trading days during which the closing price of our stock exceeds $90.00 per share on each trading day during such period, subject to Ms. Trigg’s continued service through the applicable vesting date.
(7)
Shares subject to this TSR PSU award are earned and vest based on our relative TSR over a two-year performance period as compared to companies in a pre-determined index of medical device companies, with 100% of earned units vesting at the end of 2024, subject to the NEO’s continued service through the applicable vesting date. In addition to the TSR PSU awards, Home PSUs were awarded to the NEOs which are earned and vest based on achievement against an operational metric tied to home patients as of the end of 2023, with 50% of earned units vesting after certification of the achievement level following the end of 2023 and the remaining 50% of earned units vesting at the end of 2024, subject to the NEO’s continued service through the applicable vesting date. The grant date of the Home PSUs was not considered established for accounting purposes until the target for such PSUs was determined and approved by the Compensation Committee in January 2023. As a result, such PSUs were not considered granted during 2022 and are not included in this table.
(8)
The dollar amount is calculated based on $25.82 per share, the closing price of our common stock on December 30, 2022, the last trading day of our fiscal year.

Option Exercises and Stock Vested in 2022

The following table presents information regarding the exercise of stock options and vesting of stock awards during 2022 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
Name:	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leslie Trigg	282,500	8,360,050	12,748	412,241
Nabeel Ahmed	500	15,817	5,870	131,282
John Brottem	41,766	937,513	4,887	158,032
Martin Vazquez	86,000	2,578,339	3,612	116,807
Steve Williamson	—	—	19,205	548,404

(1)
The value realized on exercise is equal to the difference between the fair market value of Outset common stock on the date of exercise and the stock option’s exercise price, multiplied by the number of shares for which the stock option was exercised.
(2)
The value realized on vesting is equal to the closing price of Outset common stock on the vesting date, multiplied by the number of shares that vested.

2023 Proxy Statement	54

Additional Narrative Disclosure

Change in Control and Severance Agreements

We have entered into a Change in Control and Severance Agreement with each of our NEOs (the “CIC Agreements”) effective as of September 2020 in the case of Ms. Trigg and Messrs. Brottem and Vazquez, November 2020 in the case of Mr. Williamson and July 2021 in the case of Mr. Ahmed.

Under the CIC Agreements:

•
If an NEO’s employment is terminated by Outset without “cause” or if the NEO resigns for “good reason” (each as defined in the CIC Agreements), in each case other than during the period beginning three months prior to a “change in control” (as defined in the CIC Agreements) and ending 12 months following a change in control (referred to as a “qualifying non-CIC termination”), and subject to the NEO’s execution and non-revocation of a general release of claims in favor of us, the NEO would receive (i) a lump sum payment equal to nine months of base salary (12 months for Ms. Trigg) and (ii) payment of premiums for COBRA continuation coverage at active employee rates for nine months (12 months for Ms. Trigg) for such NEO and his or her eligible dependents.
•
If an NEO’s employment is terminated by Outset without cause or if the NEO resigns for good reason, in each case during the period beginning three months prior to a change in control and ending 12 months following a change in control (referred to as a “qualifying CIC termination”) and subject to the NEO’s execution and non-revocation of a general release of claims in favor of us, the NEO would receive (i) a lump sum payment equal to 12 months of base salary (18 months for Ms. Trigg), (ii) payment of premiums for COBRA continuation coverage at active employee rates for 12 months (18 months for Ms. Trigg) for such NEO and his or her eligible dependents, (iii) a lump sum payment equal to the NEO’s target annual bonus for the year in which such termination occurs, and (iv) accelerated vesting of 100% of the then-unvested shares subject to each of his or her then-outstanding equity awards, with any applicable performance-based vesting conditions to be deemed achieved at target unless otherwise specified in the applicable equity award agreement.

In the case of PSUs, the terms of the related equity award agreements provide the following:

•
For Ms. Trigg’s PSUs granted in March 2021, if a change in control occurs while the award remains outstanding and unvested, the award shall become vested upon consummation of such change in control if and to the extent the performance and vesting conditions are satisfied, except that the value of a share of common stock used to determine the vesting of the award shall be based solely on the amount or value of the per share consideration payable in such change in control, such that (i) the award shall become 50% vested if such per share consideration is at least $75.00 and (ii) the award shall become 100% vested if such per share consideration is at least $90.00.
•
For the Home PSUs granted to the NEOs in 2022, if a change in control occurs prior to the end of the performance period, performance is measured at the time of the change in control compared to a target reduced proportionately to reflect the shortened performance period, with the number of earned units based on the greater of (i) actual performance compared to the reduced target and (ii) the number of target units. Earned units are subject to continued time-based vesting per the terms of the award, and become fully vested upon a qualifying CIC termination.
•
For the TSR PSUs granted to the NEOs in 2022, if a change in control occurs prior to the end of the performance period, performance is measured at the time of the change in control, with the number of earned units based on Outset’s relative stockholder return measured by the fair market value of our common stock on the date of the change in control. Earned units are subject to continued time-based vesting per the terms of the award, and become fully vested upon a qualifying CIC termination.

2023 Proxy Statement	55

Under the terms of the CIC Agreements, if the payments and benefits to an NEO under his or her CIC Agreement or another plan, arrangement or agreement would subject the NEO to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the NEO receiving a higher net after-tax amount.

Potential Payments Upon Termination or Change of Control

The table below summarizes the amount of compensation and benefits that would be payable to each NEO in the event of a qualifying non-CIC termination and a qualifying CIC termination assuming, in each case, that such a termination had occurred on December 30, 2022, the last trading day of the Company’s fiscal year. See the section above entitled “Change in Control and Severance Arrangements” for further details. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the NEO’s employment with us.

	Qualifying Non-CIC Termination			Qualifying CIC Termination
Name:	Base Salary ($)(1)	COBRA Premiums ($)(2)	Total ($)	Base Salary ($)(1)	Target Annual Cash Bonus ($)(3)	COBRA Premiums ($)(2)	Equity Award Vesting Acceleration ($)(4)	Total ($)
Leslie Trigg	625,000	41,621	666,621	937,500	625,000	62,432	3,825,257	5,450,189
Nabeel Ahmed	322,500	31,609	354,109	430,000	215,000	42,146	1,177,389	1,864,535
John Brottem	288,750	31,609	320,359	385,000	192,500	42,146	1,309,917	1,929,563
Martin Vazquez(5)	337,500	25,719	363,219	450,000	225,000	34,291	1,739,862	2,449,153
Steve Williamson	378,750	31,609	410,359	505,000	303,000	42,146	1,138,790	1,988,936

(1)
Amounts reported in this column represent (i) for a qualifying non-CIC termination, nine months of base salary (12 months for Ms. Trigg) and (ii) for a qualifying CIC termination, 12 months of base salary (18 months for Ms. Trigg), in each case, based on base salaries for each NEO in effect as of December 30, 2022.
(2)
Amounts reported in this column represent estimates of the following (i) for a qualifying non-CIC termination, nine months of COBRA premium payments (12 months for Ms. Trigg) and (ii) for a qualifying CIC termination, 12 months of COBRA premium payments (18 months for Ms. Trigg), in each case, based on monthly rates in effect for each NEO as of December 30, 2022, and assuming a timely election by each NEO of such COBRA continuation coverage.
(3)
Amounts reported in this column represent each NEO’s annual bonus target percentage as of December 30, 2022 multiplied by such NEO’s base salary in effect as of December 30, 2022.
(4)
Amounts reported in this column represent the estimated dollar value of equity acceleration calculated as (i) the difference in the closing price of the Company’s common stock on December 30, 2022 ($25.82) minus the exercise price of then-unvested in-the-money stock options times the number of shares underlying then-outstanding unvested in-the-money stock options plus (ii) the closing price of the Company’s common stock on December 30, 2022 ($25.82) times the number of shares underlying then-outstanding unvested RSUs, plus (iii) the closing price of the Company’s common stock on December 30, 2022 ($25.82) times the target number of shares underlying the Home PSUs awarded to the NEOs in 2022, plus (iv) the closing price of the Company’s common stock on December 30, 2022 ($25.82) times the number of shares underlying the TSR PSUs awarded to the NEOs in 2022 that would have been earned measuring performance as of December 30, 2022. For purposes of this column, because our stock price on December 30, 2022 was trading below the performance threshold that applies to the PSU award granted to Ms. Trigg on March 15, 2021, no portion of the award is treated as accelerated; however, if the performance condition was in fact met at target and 100% of shares subject to such PSU award were accelerated, an additional $1,504,661 would be added to the value of Ms. Trigg’s equity award acceleration.
(5)
On February 13, 2023, Mr. Vazquez informed the Company of his decision to retire from his role as Chief Operating Officer of the Company, effective April 3, 2023. He has agreed to provide consulting services for a period of at least six months after such termination date, and if he successfully completes such consulting engagement, the unvested portion of the stock option granted to him on February 3, 2020 will become vested and exercisable. If earned, the number of option shares subject to accelerated vesting will be approximately 6,013 shares. Mr. Vazquez will not receive any severance benefits.

2023 Proxy Statement	56

401(k) Plan

We maintain a qualified 401(k) savings plan which allows our eligible employees, including the NEOs, to defer a percentage of their cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and nonelective contributions to the plan. Effective January 1, 2022, we began to match 100% of each employee’s contributions up to a maximum matching contribution equal to 2% of such employee’s eligible compensation. Participants are always vested in their contributions to the plan.

Compensation Risk Assessment

Our Compensation Committee considers, on an annual basis, whether risks arising from our compensation plans, policies and programs for our employees are reasonably likely to have a material adverse effect on the Company, including whether our incentive compensation programs encourage excessive or inappropriate risk-taking. Based on this review, our Compensation Committee concluded that our incentive compensation programs, which include an appropriate mix of fixed and variable compensation elements, as well as short-term and long-term incentives aligned with corporate goals, do not encourage excessive or inappropriate risk-taking, and that risks arising from our compensation plans, policies and programs are not reasonably likely to have a material adverse effect on the Company.

CEO Pay Ratio

Presented below is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees, calculated in a manner consistent with Item 402(u) of Regulation S-K (“CEO Pay Ratio”).

We identified our median employee using our employee population on December 31, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). For purposes of measuring the compensation of our employee population, we selected a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 31, 2022: (1) annual base salary as of December 31, 2022, (2) annual target cash bonus or target commissions, in each case, assuming 100% achievement and (3) the grant date fair value of equity awards granted during 2022. After applying our CACM methodology, we identified our median employee.

For 2022: (i) the annual total compensation of Leslie Trigg, our President and CEO, was $4,128,283, as reflected in the Summary Compensation Table included in this proxy statement and (ii) the annual total compensation of our median employee was $168,058, using the same methodology required for calculating the annual total compensation of our NEOs for purposes of the Summary Compensation Table. As a result, our CEO Pay Ratio for 2022 was approximately 25 to 1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither our Compensation Committee nor management used the CEO Pay Ratio measure in making compensation decisions.

2023 Proxy Statement	57

Pay Versus Performance

Pay Versus Performance Table

As required by SEC rules, the following table summarizes certain information intended to illustrate the relationship between executive compensation “actually paid” and our financial performance in the last three fiscal years.

“Compensation actually paid”, as calculated pursuant to SEC disclosure rules, differs from the total compensation reported in the Summary Compensation Table in the applicable year due to the impact of changes in our stock price as well as the achievement of the underlying vesting conditions with respect to our equity awards, while compensation reported in the Summary Compensation Table calculates equity awards based on the grant date fair value of such equity awards and does not include any adjustments for failure to achieve the underlying vesting conditions or changes in our stock price. Amounts shown below as “compensation actually paid” do not reflect what was actually paid to or realized by our NEOs. Furthermore, these amounts are not taken into account by our Compensation Committee in making compensation decisions for our NEOs. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with the Company’s performance, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis—Executive Compensation Philosophy and Objectives.”

					Value of Initial Fixed $100 Investment Based on:(5)
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	Net Income ($)	Revenue ($)(6)
2022	4,128,283	(1,465,408)	1,857,888	425,809	42.55	94.11	(162,956,000)	115,375,000
2021	7,138,281	802,378	1,790,467	(1,356,955)	75.96	122.80	(131,935,000)	102,602,000
2020	2,796,160	46,428,956	2,869,385	16,468,798	93.67	118.65	(121,492,000)	49,935,000

(1)
Leslie Trigg served as our principal executive officer (“PEO”) for the entirety of 2020, 2021 and 2022 and our other named executive officers for the applicable fiscal years were as follows:
-
2022: Nabeel Ahmed, John Brottem, Martin Vazquez, Steve Williamson
-
2021: Nabeel Ahmed, Rebecca Chambers, John Brottem, Jean-Olivier Racine, Martin Vazquez
-
2020: Rebecca Chambers, Steve Williamson
(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for our named executive officers for the applicable fiscal year other than the PEO for such years.

2023 Proxy Statement	58

(3)
Amounts reported in this column represent the compensation actually paid to our PEO in the indicated fiscal years, based on her total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

		PEO
		2022 ($)	2021 ($)	2020 ($)
	Summary Compensation Table - Total Compensation(a)	4,128,283	7,138,281	2,796,160
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	(2,904,800)	(5,600,575)	(1,921,078)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	1,963,877	4,874,562	11,657,591
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(d)	(2,894,318)	(1,357,052)	26,071,687
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	—	—	567,369
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	(1,758,449)	(4,252,838)	7,257,226
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	—	—	—
=	Compensation Actually Paid	(1,465,408)	802,378	46,428,956

(a)
Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the aggregate grant date fair value of the option awards and stock awards granted to our PEO during the indicated fiscal year, computed in accordance with ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of our PEO’s outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with ASC 718.
(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by our PEO as of the last day of the indicated fiscal year and granted in a prior fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)
Represents the aggregate fair value at vesting of the option awards and stock awards that were granted to our PEO and vested during the indicated fiscal year, computed in accordance with ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by our PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC 718.
(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of our PEO’s option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC 718.

2023 Proxy Statement	59

(4)
Amounts reported in this column represent the compensation actually paid to the Company’s named executive officers other than our PEO in the indicated fiscal year, based on the average total compensation for such named executive officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

		Other Named Executive Officers Average(a)
		2022 ($)	2021 ($)	2020 ($)
	Summary Compensation Table - Total Compensation(b)	1,857,888	1,790,467	2,869,385
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	(1,175,932)	(1,269,394)	(2,469,473)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	826,328	931,355	7,059,230
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	(612,082)	(203,933)	7,778,663
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	—	—	257,520
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	(464,855)	(959,759)	973,473
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	(5,538)	(1,645,691)	—
=	Compensation Actually Paid	425,809	(1,356,955)	16,468,798

(a)
Please see footnote 1 for the named executive officers included in the average for each indicated fiscal year.
(b)
Represents the average Total Compensation as reported in the Summary Compensation Table for the reported named executive officers in the indicated fiscal year.
(c)
Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported named executive officers during the indicated fiscal year, computed in accordance with ASC 718.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end of the reported named executive officers’ outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with ASC 718.
(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported named executive officers as of the last day of the indicated fiscal year and granted in a prior fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(f)
Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported named executive officers and vested during the indicated fiscal year, computed in accordance with ASC 718.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option awards and stock award held by the reported named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with ASC 718.
(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported named executive officers’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC 718.

2023 Proxy Statement	60

(5)
These columns compare the total cumulative stockholder return on our common stock (under “Total Stockholder Return”) with the total return for the S&P Healthcare Equipment Select Industry Index (“SPSIHE”), a published index that includes companies in the healthcare equipment industry (under “Peer Group Total Stockholder Return”). Pursuant to the rules of the SEC, the comparison assumes $100 was invested in our common stock on September 15, 2020 (the first day of trading of our common stock), and its relative performance is tracked through December 30, 2022, the last trading day of our most recent fiscal year. All values assume reinvestment of the full amount of all dividends, however no dividends have been declared on our common stock to date. The offering price of our common stock in our initial public offering (“IPO”), which had a closing stock price of $60.68 on September 15, 2020, was $27.00 per share. Note that historic stock price performance is not necessarily indicative of future stock price performance.
(6)
The Compensation Committee selected revenue as the “Company Selected Measure” for purposes of this table. As reflected below in the section entitled “List of Performance Measures,” we used multiple financial performance measures to link compensation actually paid to the NEOs for 2022. The committee determined the most important of these financial performance measures for 2022 to be revenue, as the highest-weighted corporate performance goal under our annual cash bonus program, and a core driver of the Company’s performance, growth and stockholder value creation.

Relationship Between Pay and Performance

We believe the “compensation actually paid” in each of the fiscal years reported above and over the three-year cumulative period are generally reflective of the Compensation Committee’s emphasis on “pay-for-performance.” “Compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual cash bonus and long-term equity incentive programs. We also believe the following factors provide additional context to certain drivers of “Compensation Actually Paid” and the relationship between pay and performance as reported above and illustrated in the graphs below:

•
We completed our IPO during 2020 at an offering price of $27.00, and the closing price of our common stock on September 15, 2020 (its first day of public trading) was $60.68. For purposes of calculating and illustrating our “Total Stockholder Return,” in accordance with SEC rules, we have used the closing price of our common stock on September 15, 2020 (our IPO date) as the starting point. As a result, the “Total Stockholder Return” values do not take into account the significant growth in our stock value that took place during 2020 prior to our IPO date, as they would if we had been publicly traded throughout 2020.
•
In contrast to the measurement period for “Total Stockholder Return” which looks back only to our IPO date, for purposes of calculating “compensation actually paid” in 2020 to our PEO and other named executive officers, on average, we are required to measure changes in the fair value of our common stock beginning on December 31, 2019 (based on a pre-IPO valuation). As a result, the “compensation actually paid” in 2020 to our PEO and other named executive officers, on average, are primarily driven by (i) the significant increase in our stock value from our pre-IPO valuation on December 31, 2019 to our post-IPO closing stock price on December 31, 2020, and (ii) the fact that equity awards granted during 2020 to our PEO and one of our two other named executives officers for the year were granted prior to our IPO based on pre-IPO valuations. Each of these factors results in the revaluation of awards that remained outstanding and unvested at December 31, 2020 and the inclusion of the significant increases in value in the “compensation actually paid” amounts. Simply put, the “compensation actually paid” shown herein takes into account significant stock value increases throughout the pre-IPO portion of 2020, while the “Total Stockholder Return” does not, making this an “apples to oranges” comparison.
•
The negative “compensation actually paid” in 2021 to our other named executive officers, on average, is driven primarily by the forfeiture of a significant amount of unvested awards by our former Chief Financial Officer, Rebecca Chambers, when she departed the Company in July 2021, the fair value of which was deducted for purposes of calculating “compensation actually paid.”

The below series of graphs illustrate the relationship between “compensation actually paid” (or “CAP”) to our PEO, and to our other named executive officers on average, in each of the last three fiscal years as reported above, and (i) our cumulative Total Stockholder Return and Peer Group Total Stockholder Return from September 15, 2020 through the end of 2022, (ii) net income for each of the reported fiscal years and (iii) revenue for each of the reported fiscal years.

2023 Proxy Statement	61

Compensation Actually Paid versus Total Stockholder Return

Compensation Actually Paid versus Total Stockholder Return
Compensation Actually Paid (in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($10,000)
$140
$120
$100
$80
$60
$40
$20
$0
Total Stockholder Return
(Value of $100 Investment from 9/15/2020)
$46,429
$16,469
$802
($1,357)
($1,465)
$426
9/15/2020
2020
2021
2022
PEO CAP
Average NEO CAP
Outset Cumulative TSR
Peer Cumulative TSR (SPSIHE Index)

Compensation Actually Paid Versus Net Income

Compensation Actually Paid versus Net Income
Compensation Actually Paid (in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($10,000)
Net Income (in millions)
$0
($20)
($40)
($60)
($80)
($100)
($120)
($140)
($160)
($180)
$46,429
$16,469
$802
($1,357)
($1,465)
$426
2020
2021
2022
PEO CAP
Average NEO CAP
Net Income

Compensation Actually Paid versus Revenue

2023 Proxy Statement	62

Compensation Actually Paid versus Revenue
Compensation Actually Paid (in thousands)
Revenue (in millions)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
($10,000)
$140
$120
$100
$80
$60
$40
$20
$0
$46,429
$16,469
$802
($1,357)
($1,465)
$426
2020
2021
2022
PEO CAP
Average NEO CAP ($M)
Revenue

Compensation Actually Paid (in thousands) $50,000 $40,000 $30,000 $20,000 $10,000 $0 $140 $120 $100 $80 $60 $40 $20 $0 Revenue (in millions) 2020 2021 2022 PEO CAP Average NEO CAP ($M) Revenue ($10,000) $46,429 $16,469 $802 ($1,357) ($1,465) $426

List of Performance Measures

The following table includes a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs to Company performance for 2022. More information about the ways in which these measures were integrated into the Company’s annual cash bonus and long-term equity incentive programs is included in the Compensation Discussion and Analysis section of this proxy statement.

PERFORMANCE MEASURES:
✓
Revenue
✓
Gross margin (non-GAAP)
✓
Relative TSR compared to Russell 2000 Medical Device Index
✓
Number of patients treating at home on Tablo
✓
Reduction in service hours per console per year
✓
Incremental backlog (above operating plan)
✓
Stock price

2023 Proxy Statement	63

Equity Plan Information

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2022 regarding our equity compensation plans.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,434,430 (2)	$13.97 (3)	6,373,292 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,434,430	$13.97	6,373,292

(1)
Includes our 2020 Equity Incentive Plan, 2019 Equity Incentive Plan, 2010 Stock Incentive Plan and Employee Stock Purchase Plan.
(2)
Includes 2,602,110 shares issuable pursuant to outstanding stock options and 1,832,320 shares issuable pursuant to outstanding restricted stock units (including PSUs, assuming the underlying shares are earned and vest at the target number of shares) under our 2020 Equity Incentive Plan, 2019 Equity Incentive Plan and 2010 Stock Incentive Plan.
(3)
Excludes restricted stock units which have no exercise price.
(4)
Includes 5,094,943 shares available for issuance under our 2020 Equity Incentive Plan and 1,278,349 shares available for issuance under our Employee Stock Purchase Plan. Our 2020 Equity Incentive Plan provides that the number of shares of our common stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2021 and continuing until (and including) 2030, by an amount equal to the lesser of 4% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding calendar year or such other amount determined by our Board. Our Employee Stock Purchase Plan provides that the number of shares of our common stock available for future issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2021 and continuing until (and including) 2030, by an amount equal to the lesser of 1% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding fiscal year, 687,218 shares or such other amount determined by our Board.

2023 Proxy Statement	64

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 8, 2023 for: (i) each director and nominee for director, (ii) each of our NEOs; and (iii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 8, 2023, through the exercise of any options, warrants or other rights. In computing the percentage beneficial ownership of a person, common stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or exercisable within 60 days of March 8, 2023 are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Subject to the foregoing, percentage of beneficial ownership is based on 49,052,739 shares of our common stock outstanding as of March 8, 2023.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
Directors and Named Executive Officers:
Leslie Trigg(1)	966,986	1.9%
Nabeel Ahmed(2)	45,718	*
John Brottem(3)	18,526	*
Karen Drexler(4)	7,327	*
D. Keith Grossman(5)	287,042	*
Patrick T. Hackett(6)	34,142	*
Jim Hinrichs(7)	115,945	*
Dale E. Jones(8)	2,120	*
Andrea L. Saia(9)	6,651	*
Catherine Szyman	7,641	*
Martin Vazquez(10)	218,554	*
Steve Williamson(11)	68,286	*
All executive officers and directors as a group (14 persons)(12)	1,897,643	3.7%
5% Stockholders:
FMR LLC(13)	7,246,182	14.8%
The Vanguard Group (14)	4,579,656	9.3%
JPMorgan Chase & Co.(15)	4,516,694	9.2%
T. Rowe Price Investment Management, Inc.(16)	3,519,870	7.2%
BlackRock, Inc.(17)	3,500,113	7.1%
Bellevue(18)	2,843,679	5.8%

* Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

2023 Proxy Statement	65

(1)
Consists of (i) 169,329 shares of common stock held directly by Ms. Trigg, (ii) 8,770 shares of common stock held by The Trigg Family Trust U/A DTD 01/01/2002 and (iii) 788,887 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(2)
Consists of (i) 11,761 shares of common stock held by Mr. Ahmed and (ii) 33,957 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(3)
Consists of (i) 2,715 shares of common stock held by Mr. Brottem and (ii) 15,811 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(4)
Consists of (i) 6,879 shares of common stock held by Ms. Drexler and (ii) 448 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of March 8, 2023.
(5)
Consists of (i) 3,288 shares held directly by Mr. Grossman, (ii) 5,186 shares of common stock held by The D. Keith and Hallie H. Grossman Family Living Trust and (iii) 278,568 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(6)
Consists of (i) 3,288 shares of common stock held by Mr. Hackett and (ii) 30,854 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(7)
Consists of (i) 40,788 shares of common stock held by Mr. Hinrichs and (ii) 75,157 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(8)
Consists of (i) 1,590 shares of common stock held by Mr. Jones and (ii) 530 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of March 8, 2023.
(9)
Consists of (i) 6,231 shares of common stock held by Ms. Saia and (ii) 420 shares of common stock issuable pursuant to the vesting of RSUs within 60 days of March 8, 2023.
(10)
Consists of (i) 14,176 shares of common stock held by Mr. Vazquez and (ii) 204,378 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(11)
Consists of (i) 32,036 shares of common stock held by Mr. Williamson and (ii) 36,250 shares of common stock issuable pursuant to stock options exercisable within 60 days of March 8, 2023.
(12)
Consists of (i) 343,238 shares of common stock owned by our directors and executive officers, (ii) 1,553,007 shares of common stock issuable pursuant to stock options held by our directors and executive officers that are exercisable within 60 days of March 8, 2023 and (iii) 1,398 shares of common stock issuable pursuant to the vesting of RSUs held by our directors and executive officers within 60 days of March 8, 2023.
(13)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by FMR LLC (“FMR”) and Abigail P. Johnson. FMR has sole voting and sole dispositive power with respect to 7,246,182 shares of common stock. Abigail P. Johnson has sole dispositive power with respect to 7,246,182 shares of common stock. The address for each of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(14)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). Vanguard has shared voting power with respect to 79,136 shares of common stock, sole dispositive power with respect to 4,462,810 shares of common stock and shared dispositive power with respect to 116,846 shares of common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.
(15)
Based solely on a Schedule 13G/A filed with the SEC on January 25, 2023 by JPMorgan Chase & Co. (“JPMorgan”). JPMorgan has sole voting power with respect to 4,180,524 shares of common stock and sole dispositive power with respect to 4,516,461 shares of common stock. The address of JPMorgan is 383 Madison Avenue, New York, New York, 10179.
(16)
Based solely on a Schedule 13G filed with the SEC on February 14, 2023 by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”). T. Rowe Price has sole voting power with respect to 986,709 shares of common stock and sole dispositive power with respect to 3,519,870 shares of common stock. The address of T. Rowe Price is 101 East Pratt Street, Baltimore, Maryland, 21201.
(17)
Based solely on a Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power with respect to 3,453,192 shares of common stock and sole dispositive power with respect to 3,500,113 shares of common stock. The address of BlackRock is 55 East 52nd Street, New York, New York, 10055.
(18)
Based solely on a Schedule 13G filed with the SEC on February 14, 2023 by Bellevue Group AG, Bellevue Asset Management AG, and Bellevue Asset Management (UK) Ltd. (collectively, “Bellevue”). Bellevue Group AG has shared voting and shared dispositive power with respect to 2,843,679 shares of common stock. Bellevue Asset Management AG has shared voting and shared dispositive power with respect to 1,006,955 shares of common stock. Bellevue Asset Management (UK) Ltd. has shared voting and shared dispositive power with respect to 1,836,724 shares of common stock. The address of Bellevue Group AG and Bellevue Asset Management AG is Seestrasse 16, Kuesnacht, Switzerland, CH-8700, and the address of Bellevue Asset Management (UK) Ltd. is 32 London Bridge Street, 24th Floor, London, England SE1 9SG.

2023 Proxy Statement	66

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock on a Form 4 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We submit all applicable Section 16(a) filing requirements on behalf of our executive officers and directors. To our knowledge, based solely on the reports filed by us, copies of such reports furnished to us and written representations made by our executive officers and directors regarding their filing obligations, all Section 16(a) filing requirements applicable to our executive officers and directors were satisfied with respect to the fiscal year ended December 31, 2022.

2023 Proxy Statement	67

Audit Matters

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder ratification of the appointment of KPMG LLP is not required by our bylaws, other governing documents or the law, our Board considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG LLP for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our Audit Committee will review its future selection of KPMG LLP as its independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Our Board considers the appointment of KPMG LLP as our independent registered public accounting firm for 2023 to be in the best interests of the Company and our stockholders. We expect representatives of KPMG LLP to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 2011.

Principal Accountant Fees and Services

The following is a summary of the fees and services provided by KPMG LLP to us for fiscal years 2022 and 2021.

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$1,560,000	$1,915,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$1,560,000	$1,915,000

(1)
Audit Fees consist of professional services rendered by KPMG LLP for the audits of our annual financial statements and reviews of quarterly financial statements. The audit fees incurred in 2022 also include fees totaling $10,000 in connection with our Form S-8 filing in February 2022. The audit fees incurred in 2021 also include fees totaling $215,000 in connection with our follow-on offering, which was completed in April 2021, and review of related documents filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. Our Audit Committee’s charter establishes a policy that all audit and permitted not-audit and tax services to be provided by our independent registered public accounting firm must be pre-approved by our Audit Committee. Our Audit Committee has pre-approved all such audit and permitted non-audit services in accordance with this policy for the years ended December 31, 2022 and 2021. As part of this review, our Audit Committee considers whether the provision of any such non-audit or tax services by KPMG LLP is compatible with maintaining the independence of our independent registered public accounting firm.

2023 Proxy Statement	68

Our Audit Committee may delegate authority to pre-approve services to one or more of its members, provided any decisions made by such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

Vote Required:

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers have discretion to vote on this proposal.

Board Recommendation:	Our board and the audit committee of our board each Unanimously recommends a vote “For” the RatifiCation of the appointment of KPMG LLP as our independent registered public accounting firm for 2023.

Report of the Audit Committee

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the Audit Committee:

•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2022 with management and KPMG LLP;
•
discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•
received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence; and
•
discussed the independence of KPMG LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee also appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Submitted by the Audit Committee of our Board:

Jim Hinrichs, Chair
Patrick T. Hackett
Andrea L. Saia

2023 Proxy Statement	69

Additional Information

Other Matters

Our Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy materials for our 2024 annual meeting of stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134 on or before December 15, 2023, and also must otherwise comply with the procedures and requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal (outside of the process established in Rule 14a-8) or nominate a director for election at our 2024 annual meeting of stockholders without having the proposal or nomination included in the proxy materials for the meeting must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 1, 2024 and no later than 5:00 p.m. Eastern Time on March 2, 2024. The proposal or nomination must contain the information required by our bylaws and otherwise comply with the requirements set forth in our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our principal executive offices at Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134, Attn: Corporate Secretary that sets forth the information required by Rule 14a-9 under the Exchange Act no later than April 1, 2024.

Availability of Annual Report on Form 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC is available free of charge on our website at www.outsetmedical.com or on the SEC’s website at www.sec.gov. Stockholders may also obtain a copy of our 2022 annual report, including financial statements but excluding exhibits, without charge by sending a written request to: Outset Medical, Inc., Attention: Corporate Secretary, 3052 Orchard Drive, San Jose, California 95134.

By order of the Board of Directors,
/s/ John L. Brottem

John L. Brottem
General Counsel and Secretary
April 13, 2023

2023 Proxy Statement	70

APPENDIX A – NON-GAAP RECONCILIATIONS

The following table shows our GAAP gross margin reconciled to our non-GAAP gross margin included in this proxy statement. This non-GAAP financial measure is in addition to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP. GAAP gross margin includes stock-based compensation expense, as listed in the table below. Management has excluded the effects of this non-cash expense item in non‐GAAP gross margin to assist investors in analyzing and assessing past and future operating performance and period-to-period comparisons. There are limitations related to the use of non-GAAP financial measures because they are not prepared in accordance with GAAP, may exclude significant expenses required by GAAP to be recognized in our financial statements, and may not be comparable to non-GAAP financial measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand our business.

Reconciliation Between GAAP and Non-GAAP Gross Margin

Year Ended December 31, 2022
GAAP gross margin	15.5%
Stock-based compensation expense	0.6
Non-GAAP gross margin	16.1%

OUTSET MEDICAL, INC. Annual Meeting of Stockholders May 31, 2022 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Leslie Trigg and John Brottem, or either of them, as proxies, each with the power to appoint his or her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OUTSET MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio webcast at 10:00 a.m. Pacific Time on May 31, 2022 at www.virtualshareholdermeeting.com/OM2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (Continued and to be signed on reverse side)

2023 Proxy Statement	A-1

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 30, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OM2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 30, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OUTSET MEDICAL, INC. 3052 ORCHARD DR. SAN JOSE, CA 95134 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05784-P82998 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY OUTSET MEDICAL, INC. The Board of Directors recommends you vote FOR each of the following Class III director nominees: 1. Election of Class III Directors 1a. Jim Hinrichs 1b. Andrea L. Saia 1c. Catherine Szyman For Withhold The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 2. Advisory vote to approve 2022 named executive officer compensation 3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023 NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2023 Proxy Statement	A-2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V05785-P82998 OUTSET MEDICAL, INC. Annual Meeting of Stockholders May 31, 2023 1:30 PM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Leslie Trigg and John Brottem, or either of them, as proxies, each with the power to appoint his or her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OUTSET MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio webcast at 1:30 p.m. Pacific Time on May 31, 2023 at www.virtualshareholdermeeting.com/OM2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

2023 Proxy Statement	A-3